EXHIBIT 10.34

Execution Copy

PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT ("Agreement") made and entered into as of the 29 day of June, 2009, by and among Wellsburg Wind Energy LLC, an Iowa limited liability company ("Wellsburg" or "Seller"), Renewable Power Markets Access, Inc., a Delaware corporation ("RPMA"), and MAGAEL, LLC, a Wisconsin limited liability company or its assigns ("Buyer"). Each of Seller, RPMA and Buyer is sometimes referred to as a "party" and they are sometimes referred to collectively as the "parties." RPMA is a party to this Agreement for the sole and limited purpose of conveying the Interconnection Rights (defined in Section 1.2) to Buyer.

RECITALS:

A.

Seller is developing a wind-powered electric generating facility located in Grundy and Hardin Counties, Iowa that will consist of wind turbines with a combined nameplate electric generating capacity of not less than 137 MW nor more than 141 MW (the "Wind Farm"). Seller expects it can bring the Wind Farm to Construction Ready Status (as that phrase is defined in Section 3.3 of this Agreement) before December 31, 2012.

B.

RPMA, an indirect parent company of Wellsburg, owns the Interconnection Rights and is a party for the sole and limited purpose of conveying the Interconnection Rights to Buyer as provided in this Agreement.

C.

Buyer wishes to acquire a site for a wind-powered generating facility that is located in and comprises the Wind Farm (the "Site") that can be in "Construction Ready Status" before December 31, 20 12 (the "Project"). Wellsburg currently owns option rights and other assets related to the Project. An aerial photograph reflecting the preliminary outer boundary of the Site as of the date of this Agreement is attached hereto as Attachment 1. If Buyer chooses to develop the Project, Buyer may, in its sole discretion, choose to do so in up to three phases.

D.

Seller desires to sell its assets comprising the Project; RPMA desires to convey its Interconnection Rights to Buyer; and Buyer is willing to purchase those assets from Seller and Interconnection Rights from RPMA, all upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

ARTICLE I.

PURCHASE AND SALE OF ASSETS AND ASSIGNMENT

1.1

Sale of Assets. On the Closing Date (as that term is defined in Section 3.1 below), and subject to the terms and conditions of this Agreement, Seller shall sell, transfer, assign and convey to Buyer all of its right, title and interest in and to all of its assets, properties and rights comprising the Project, whether the same be tangible, intangible, personal or mixed, and wherever located (collectively, the "Assets"), including, without limitation, the following:

1.1.1

Wind Data. Copies of all available wind data related to the Site, as identified in Schedule 1.1.1 attached hereto (the "Wind Data"). Notwithstanding the foregoing, (i) Seller and its Affiliates (as that term is defined in Section 7.1.22) shall be allowed to retain nonexclusive rights in, and to use the

Wind Data; (ii) promptly upon signing of this Agreement, subject to the provisions of Section 7.1.21 Seller shall provide Buyer with a copy of the Wind Data through May 31,2009; and, (iii) pursuant to the terms of Section 4.5, Seller shall provide Wind Data to Buyer on a quarterly basis, and as reasonably requested by Buyer.

1.1.2

Engineering Plans. Preliminary civil and electrical layout for the Project as described in Schedule 1.1.2 attached hereto which shall be sufficient for bidding and permitting purposes and shall be sufficient to serve as a basis for the Project contractor to prepare detailed engineering and construction drawings (the "Engineering Plans"). The Engineering Plans shall be based on information supplied by Buyer and communicated in writing to Seller ("Buyer's Information") which shall include (i) the specific model and number of turbines, (ii) the specific model and height of towers, (iii) other information reasonably necessary for Seller to complete the Engineering Plans. Seller's obligation to prepare Engineering Plans is contingent on timely receipt of Buyer's Information as provided in this Agreement including attachments, schedules and exhibits.

1.1.3

Licenses, Permits and Governmental Approvals. All licenses, permits and governmental approvals necessary for construction of the Project, to the extent assignable under law, that, based on Vestas V82 turbines and related equipment are reasonably obtainable prior to Closing as identified in Schedule 1.1.3 attached hereto (collectively, the "Governmental Approvals"). In the event that Buyer desires the Government Approvals to be based on turbines other than Vestas V82 turbines on 80 meter towers, Buyer shall provide written notice of the desired type of turbine and tower height within 60 days of the date all the parties sign this Agreement. Seller acknowledges and agrees that Government Approvals shall include a declaratory order of the Iowa Utilities Board that a certificate of public convenience, use and necessity (or other generating certificate) is not required for the Project, or, if appropriate, based on the design of the Project and consultation between Seller and Buyer, a waiver by the Iowa Utilities Board of any applicable generating certificate requirements and notice requirements. The Governmental Approvals shall not require that the Wind Farm or the Project be constructed.

1.1.4

Contracts. Subject to Section 1.3 of this Agreement, all rights of Seller under the easement agreements, deeds, option agreements, landowner documents, wind farm neighbor agreements, wind print agreements, contracts, warranties, guaranties and other agreements necessary for the Project, including those documents related to the properties identified in Schedule 1.1.4 attached hereto (collectively, the "Assumed Contracts"). The parties agree that if Seller is unable to obtain any Assumed Contract for a property in the Site on terms that are the same as the other properties in the Site, Seller may substitute for such property and Assumed Contract a property and agreement or documents that provide Buyer with benefits similar to the property and Assumed Contract that Seller is unable to obtain (each a "Substitute Contract"), on the condition that: (i) the property to which the Substitute Contract (or, if there is more than one Substitute Contract, all Substitute Contracts considered as a group) relates has wind attributes and anticipated development costs comparable to the property(ies) for which the Substitute Contract or Substitute Contracts are substituted; and (ii) the terms and conditions of the Substitute Contract( s) are reasonably acceptable to Buyer. The attachments, schedules, and exhibits to this Agreement shall be amended or supplemented to reflect any substituted properties and related landowner documents agreed to by the parties and, thereafter, the Substituted Contract(s) shall be treated under this Agreement as Assumed Contracts.

The easement agreements, deeds, option agreements, wind farm neighbor agreements, wind print agreements, and other landowner documents obtained by Seller to secure the Site, including but not limited to the Assumed Contracts and the Substitute Contracts: (i) shall be fully assignable from Seller to Buyer and from Buyer to others without the consent of the landowners; (ii) shall not require that the Wind Farm or the Project be constructed; and (iii) except for deeds, shall be terminable by Seller and Seller's assignees upon no more than 30 days written notice to landowners. Additionally, (w) the initial term of the wind farm option agreements will end as of December 31, 2013, and can be extended by the option holder on a year by year basis for up to three additional years though December 31, 2016;

(x) option agreements will not include any option payments other than the initial made by the Seller ($1,000) payment for the term through December 31, 2013, and the $1,000 payments for year by year extensions through December 31, 2016, (y) the wind farm easement agreements obtained by Seller to secure the Site shall contain financing and assignment, and mortgage protection language substantially similar to the financing and assignment, and mortgage protection language contained in the easement agreements for the Top of Iowa III Wind Farm; and (z) the substation/O&M building site purchase option agreement initial term and extension periods will be the same as in (w), above but the option fee will be $1000 per year in 2010, 2011, 2012 and 2013, and $2,000 for each one-year extension period for 2014,2015 and 2016. Buyer shall be responsible for all annual option fees in 2010 and thereafter as provided in Section 3.3.

1.2

Sale and Transfer of Interconnection Rights. Immediately upon execution of this Agreement and payment of the Initial Payment to Seller, and subject to the terms and conditions of this Agreement, RPMA shall sell, transfer, assign and convey to Buyer any and all rights, deposits, study agreements, study results, applications and authorizations that RPMA has to interconnect the Project to the power grid ("Interconnection Rights") including, but not limited to its interconnection application in interconnection queue number 39569-1, project #H021 filed with the Midwest Independent Transmission System Operator, Inc. ("MISO") April 30, 2008 ("Interconnection Application"). RPMA shall perform all acts necessary to put Buyer in actual and complete possession and control of the Interconnection Rights, including, but not limited to, the delivery to Buyer of such instruments of sale, assignment, conveyance and transfer, duly executed and in form and content satisfactory to counsel for Buyer, as are necessary to vest in Buyer good and marketable title to and possession of all of the Interconnection Rights. Without limiting the generality of the foregoing, RPMA shall duly execute and/or deliver, as the case may be, the Interconnection Assignment and Assumption Agreement between RPMA and Buyer in the form attached hereto as Exhibit A ("Interconnection Assignment and Assumption Agreement"). RPMA acknowledges and agrees that Buyer has provided sufficient consideration for the sale and transfer of the Interconnection Rights by making the Initial Payment and agreeing to make the reimbursements to RPMA specified in Section 1.5 of this Agreement. This sale and transfer of Interconnection Rights is subject to the following additional terms and conditions:

1.2.1

Buyer shall in good faith and using all reasonable efforts participate in timely fashion in the MISO interconnection process ("Interconnection Process") with the goal of doing all those things reasonably necessary to advance the Interconnection Application to a signed Interconnection Agreement for the Project. RPMA and Seller acknowledge and agree that Buyer, may, after consulting with RPMA and Seller, take steps to alter the Interconnection Process, including withdrawing the Interconnection Application and in Buyer's sole discretion submitting or not submitting a new or modified interconnection application with MISO; provided, however, that the resulting loss of queue position, incurrence of upgrade or other charges or expenses, or any loss of ability to interconnect the Wind Farm with the power grid shall not relieve Buyer of its obligations to proceed with Closing as required by this Agreement or to make any payments otherwise due under this Agreement.

1.2.2

Notwithstanding the foregoing sale and transfer of Interconnection Rights, Buyer shall consult with RPMA as to its plans and strategy for pursuing the Interconnection Process, and shall inform RPMA of all decisions, rulings and other substantive actions relating to the Interconnection Application or the Interconnection Process taken by Buyer, the Transmission Provider, ITC Midwest, LLC, MISO or others in the Interconnection Process. To the extent permitted under the Interconnection Process RPMA shall be allowed to monitor or participate in conference calls and meetings with MISO and/or the Transmission Provider regarding the Interconnection Application. Buyer shall afford RPMA and its counsel full and free access to all documents and data related to the Interconnection Rights, including but not limited to the Interconnection Process, and afford RPMA and its counsel reasonable access to personnel of Buyer during regular business hours.

1.2.3

Subject to the terms of this Agreement and so long as Buyer is not in default under this

Agreement, Buyer shall have the right to make all decisions relating to the Interconnection Process.

1.2.4

To the full extent permitted by applicable law, Buyer hereby grants to RPMA a purchase money security interest in and to the Interconnection Rights, as well as the proceeds thereof. The security interest secures payment of all amounts payable by Buyer to Seller under this Agreement. With regard to the Interconnection Rights, Buyer authorizes RPMA to file financing statements and amendments and continuation statements to financing statements to the full extent permitted by law and as RPMA otherwise deems necessary or appropriate from time to time. Upon payment in full of the Purchase Price, RPMA's security interest granted by this Section shall terminate, and RPMA agrees to terminate any financing statements, amendments and continuation statements to financing statements and provide Buyer with any reasonable documentation requested by Buyer to evidence the termination of the security interest granted by this Section. In addition to the foregoing, if (i) Buyer is in material default of its obligations to either Seller or RPMA under this Agreement, the Assignment and Assumption Agreement, or the Interconnection Assignment and Assumption Agreement and fails to cure such default as and when provided therein, or (ii) Buyer is in material default of its obligations in the MISO Interconnection Process or (iii) Buyer does not proceed with Closing under circumstances permitted by Section 3.5, then RPMA shall have the right, but not the obligation, to: (x) demand reconveyance of the Interconnection Rights (except the Interconnection Application if it has been withdrawn as permitted in this Agreement) to RPMA (Buyer shall promptly take such actions and execute such documents as are reasonably necessary to effectuate the reconveyance, and Buyer hereby appoints RPMA as its agent to pursue the Interconnection Process until the reconveyance from Buyer to RPMA is completed); and/or (y) make a new application to MISO in RPMA' s name or in the name of Seller for interconnection of the Project.

1.3

Assumption of Assumed Contracts; No Assumption of Liabilities of Seller. Seller shall be responsible for the payment of the initial option payments required by the option agreements. Buyer shall be responsible for the payment of the following items in compliance with the terms of the respective Assumed Contracts and Substitute Contracts: (i) all subsequent option payments coming due after Seller's payment of the initial option payments; (ii) all easement payments, if any, due and payable prior to Closing; and (iii) all purchase price payments relating to the property upon which the substation, lay down area or operations and maintenance building for the Project will be located. In addition to the foregoing pre-Closing payments, Buyer shall assume and agree to perform Seller's obligations, but only those obligations accruing after the Closing Date, under each of the Governmental Approvals and Assumed Contracts, such assumption to be evidenced by and upon the terms and conditions set forth in the Assignment and Assumption Agreement attached to this Agreement as Exhibit "c" ("Assumption Agreement"). The Assumption Agreement shall be executed by Buyer and Seller at the Closing. Except only as otherwise expressly and specifically provided in the Assumption Agreement with respect to the Governmental Approvals and Assumed Contracts, Buyer does not assume any duties, liabilities, responsibilities, debts or obligations of any kind or nature whatsoever of Seller ("Seller Retained Liabilities"). Seller will timely and fully satisfy all Seller Retained Liabilities as they become due. Without limiting the generality of the foregoing, Buyer does not in any way assume any duties, liabilities, responsibilities, debts or obligations of Seller for any employees or other personnel of Seller.

1.4

Assumption of Interconnection Rights; No Assumption of Liabilities of RPMA. Buyer shall assume and agree to pursue the Interconnection Process in conformance with Section 1.2 after the date of this Agreement under the Interconnection Application, such assumption to be evidenced by and upon the terms and conditions set forth in the Interconnection Assignment and Assumption Agreement. The Interconnection Assignment and Assumption Agreement shall be executed by RPMA and Buyer at the same time this Agreement is executed by all parties. Except only as otherwise expressly and specifically provided in the Interconnection Assignment and Assumption Agreement with respect to the Interconnection Application, Buyer does not assume any duties, liabilities, responsibilities, debts or obligations of any kind or nature whatsoever of RPMA ("RPMA Retained Liabilities"). RPMA will timely and fully satisfy all RPMA Retained Liabilities as they become due. Without limiting the generality of the foregoing, Buyer does not in any way assume any duties, liabilities, responsibilities, debts or obligations of RPM A, or for any employees or other personnel of RPMA

1.5

Purchase Price. The consideration and aggregate purchase price for the Assets (the "Purchase Price") shall be Fifty Thousand Dollars ($50,000) per MW of nameplate generating capacity included in the Project, which will be deemed to be 139 MW for purposes of determining the Purchase Price; provided, if Buyer contemporaneously with signing this Agreement enters into an asset purchase agreement with Bethel Wind Energy LLC for the purchase of the approximately 36 MW Bethel Wind Farm (the "Bethel Purchase Agreement"), the Purchase Price shall be reduced to Forty-five Thousand Dollars ($45,000) per MW of nameplate generating capacity included in the Project, which will be deemed to be 139 MW for purposes of determining the Purchase Price. Notwithstanding the foregoing, in the event that Buyer does not proceed with closing on the Bethel Wind Farm in breach of its obligations under the Bethel Purchase Agreement, the Purchase Price hereunder shall automatically, and without further action by the parties, revert to Fifty Thousand Dollars ($50,000) per MW of nameplate generating capacity included in the Project (the "Purchase Price Reversion"). In the event of a Purchase Price Reversion, Buyer shall immediately pay to Seller a true-up payment in an amount equal to the difference between (a) the amount of the Purchase Price paid by Buyer to Seller prior to the Purchase Price Reversion, if any, and (b) the Purchase Price that would have been paid if the Purchase Price would have been Fifty Thousand Dollars ($50,000) per MW of nameplate generating capacity included in the Project. Notwithstanding the foregoing, in the event that Buyer does not proceed with closing on the Bethel Wind Farm under circumstances in which Buyer is permitted not to close by the Bethel Purchase Agreement, the Purchase Price in this Agreement shall remain unchanged at $45,000 per MW of nameplate generating capacity included in the Project, which will be deemed to be 139 MW for purposes of determining the Purchase Price. RPMA shall not receive any consideration under this Agreement except: (i) reimbursement of deposits, fees, expenses and payments of any other sort or nature, paid by RPMA to MISO as part of the Interconnection Process, and for studies required by MISO, in furtherance of the Interconnection Application between March 1,2009 and the date of the date of this Agreement (except payments, if any, in the nature of penalties or interest on past due payments), all as set forth in Schedule 1.5, and (ii) benefit accruing to RPMA's subsidiary, Wellsburg.

1.6

Payment of Purchase Price. Buyer will pay to Seller Ten Percent (10%) of the Purchase Price ("Initial Payment") upon signing of this Agreement and RPMA's simultaneous delivery of the Interconnection Rights including the executed Interconnection Assignment and Assumption Agreement. The Initial Payment shall be refundable in the event that Buyer does not proceed with Closing under circumstances permitted by Section 3.5 of this Agreement. Otherwise, the Initial Payment shall be non-refundable. The remaining balance of the Purchase Price shall be paid by Buyer to Seller as follows:

1.6.1

An additional Fifteen Percent (15%) of the Purchase Price shall be paid to Seller upon Seller obtaining county zoning permits, in a form and with terms and conditions that allow construction of the Project in a manner reasonably acceptable to Buyer (the "Zoning Payment"). The Zoning Payment shall be refundable in the event that Buyer does not proceed with Closing under circumstances permitted by Section 3.5 of this Agreement. Otherwise, the Zoning Payment shall be non-refundable.

1.6.2

An additional Fifty percent (50%) of the Purchase Price shall be paid to Seller upon delivery on or before December 31, 2012 of all Closing deliverables under this Agreement as provided in Section 3.3 of this Agreement ("Closing Payment").

1.6.3

The final Twenty-five Percent (25%) of the Purchase Price shall be paid to Seller upon the earlier of (i) the Commercial Operation of the Project, or (ii) December 31, 20 15 (the "Final Payment"). For purposes of this Agreement the term "Commercial Operation" shall mean the first day of the month following the date when it has been established that: (i) the Project or phase is able to deliver energy in a continuous way in accordance with Prudent Utility Practice, and (ii) initial performance tests for at least seventy-five percent (75%) of the wind turbines in the Project or phase have been successfully completed. The term "Prudent Utility Practice" shall mean practices, methods and standards of professional care, skill and diligence engaged in or approved by a significant portion of the electric generation industry for facilities of similar size, type, and design, that, in the exercise of reasonable judgment, in light of the facts known at the time, would have been expected to accomplish results consistent with law, regulation, reliability, safety, environmental protection, applicable codes, and standards of economy and expedition, including, but not limited to, the requirements of the National Electrical Safety Code, the National Electrical Code, the Interconnection Agreement and any applicable governmental code or regulations. Seller anticipates that all landowners participating in the Project and certain neighbors and landowners adjacent to or near the Project will be paid upfront, one time payments, as well as annual payments equal to a total aggregate sum of$11,733,109 (collectively, the "Landowner Payments"), which is the net present value of the total anticipated Landowner Payments over 30 years beginning from the date of the first annual easement payment (at 8.75%) ("Anticipated Cost"). Schedule 1.6.3 sets forth the format and the principles for the calculation of the Anticipated Cost. The Anticipated Cost does not include option payments and land purchase payments to be made by Buyer under Section 1.3. In the event that Seller agrees to make Landowner Payments in excess of the Anticipated Cost (the "Excess Landowner Payments") (as calculated by taking the net present value of the total Excess Landowner Payments over 30 years at 8.75%), then the Final Payment shall be reduced by an amount equal to the Excess Landowner Payments; provided, however, the Final Payment shall not be reduced pursuant to this Section 1.6.3 (x) for any Excess Landowner Payments resulting from acts or omissions of Buyer, including, without limitation, Excess Landowner Payments resulting from changes to Project design or engineering requested by Buyer; or (y) from acts or omissions of Seller unless and until the aggregate of all Excess Landowner Payments exceeds the Anticipated Cost by $382,000 (the "Excess Payment Threshold Amount"), and then only with respect to amounts exceeding the Excess Payment Threshold Amount. Seller also agrees that if its affiliate, Bethel, fails to deliver any of the "Seller's Post-Closing Deliverables" that it is required to deliver under Schedule 4.4 of the Purchase Agreement between Bethel, RPMA and Buyer dated June 29, 2009, as amended from time to time ("Bethel Agreement"), then Buyer shall have the right to setoff any reasonable damages incurred by Buyer as the result of such failure of Bethel to deliver the Seller's Post-Closing Deliverables due under the Bethel Agreement against the Final Payment due Seller, and the Final Payment shall be reduced to the extent of any such damages.

1.6.4

All amounts payable by Buyer to Seller pursuant to this Section 1.6 shall be paid by Buyer to Seller by wire transfer to an account designated in writing by Seller.

1.6.5

In the event that Buyer does not proceed with the Closing under circumstances permitted by Section 3.5, Seller shall refund the Initial Payment and Zoning Payment to Buyer.

1.7

Grant of Security Interest by Buyer; Buyer's Default. To the full extent permitted by applicable law, Buyer hereby grants to Seller a purchase money security interest in and to all of the Assets, as well as the proceeds thereof. The security interest secures payment of all amounts payable by Buyer to Seller under this Agreement. Seller acknowledges that the Assets do not include any tangible personal property placed on the Site by Buyer, whether or not affixed to real property and regardless of whether such tangible personal property is later characterized as tangible personal property or real property, or any improvements to real property made on behalf of Buyer ("Wind Turbine Assets") and that the Wind Turbine Assets shall not be subject to any security interest of Seller. Buyer authorizes Seller to file financing statements and amendments and continuation statements to financing statements to the full extent permitted by law and as Seller otherwise deems necessary or appropriate from time to time, and Buyer agrees to provide Seller with a mortgage or other document, in form reasonably satisfactory to Seller and Seller's counsel, granting Seller a similar security interest in rights to real property conveyed to Buyer by Seller. Buyer represents that (i) its full legal name and mailing address are set forth in Section 7.1.3 of this Agreement, and (ii) it is a limited liability company organized under the laws of the State of Wisconsin. Buyer will be in breach of and default under this Agreement and the security interest granted by this Section only upon the failure to make any payment, when due and payable, of the Purchase Price as provided under this Agreement. The proceeds of any disposition of any of the assets subject to the security interest granted by this Section shall be applied to payment of the Purchase Price to Seller, and any remaining balance shall be paid to Buyer. Upon payment in full of the Purchase Price, Seller's security interest granted by this Section shall terminate, and Seller agrees to terminate any financing statements, amendments and continuation statements to financing statements and mortgages and provide Buyer with any reasonable documentation requested by Buyer to evidence the termination of the security interest and mortgage granted by this Section.

1.8

MGE Energy Guaranty and Opinion of Buyer's and MGEE's Counsel. Upon the execution and delivery of this Agreement, Buyer shall cause Buyer's holding company, MGE Energy, Inc., a Wisconsin corporation ("MGEE"), to execute and deliver a payment and performance guaranty in the form attached to this Agreement as Exhibit "E" (the "MGEE Guaranty"). Buyer and MGEE have provided Seller and RPMA with the opinion of legal counsel attached hereto as Exhibit F.

1.9

Dryden and Seller Covenant of Cooperation. Stephen F. Dryden ("Dryden") and Seller agree that Buyer may obtain key person life insurance or buyout disability insurance (or similar insurance coverages) insuring Dryden, under which in Buyer's sole discretion (a) Buyer will be the owner of such policy and have the sole right to designate the beneficiary of the policy; or (b) Seller will be the owner of such policy, but Seller agrees to irrevocably designate Buyer as the beneficiary of the policy. Dryden hereby consents to Buyer or Seller acquiring such insurance, in amounts up to $4 million. Buyer shall pay the cost of any such policy acquired under this section. Dryden and Seller agree to provide reasonable information requested and cooperate with any reasonable requirements of insurers providing such coverage, including but not limited to physical examinations of Dryden. The amounts and term of insurance, types of insurance, and decision whether to acquire such insurance shall be in Buyer's sole discretion.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

2.1

Seller's Representations and Warranties; Disclaimer. Seller hereby represents and warrants to Buyer that the following are true and correct as of the date hereof and as of the Closing Date:

2.1.1

Organization and Authority of Seller. Seller is an Iowa limited liability company, duly organized, validly existing and in good standing under the laws of the State of Iowa, and has all necessary powers to carry on its business, to own, operate, sell, transfer, assign and convey the Assets, to execute and deliver this Agreement, and to carry out the obligations set forth in this Agreement. Seller has provided to Buyer true and correct copies of its Articles of Organization and Operating Agreement. Seller has the power and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and to consummate the purchase and sale and related acts contemplated hereby. Seller has provided Buyer with the opinion of legal counsel attached hereto as Exhibit D.

2.1.2

Title to Assets; No Default. Seller has good and marketable title and interest to the Assets being transferred pursuant to this Agreement. The Assets being transferred hereby are, or will be as of the Closing Date, free and clear of restrictions on, or conditions to, transfer or assignment, and free and clear of all security interests, mortgages, liens, pledges, charges and encumbrances; however, as of the date of this Agreement, Seller has not investigated and makes no representations with regard to the existence of restrictions, conditions, security interests, mortgages, liens, pledges, charges and encumbrances affecting the landowners' titles to the properties subject to option agreements, easement agreements or other landowner agreements included in the Assets.

2.1.3

Litigation. Except for matters set forth on Schedule 2.1.3, there are no claims, suits, actions, arbitrations, administrative proceedings or governmental investigations pending, and Seller is not aware of and has received no notice of any actions threatened by or against Seller or which affect the Assets being transferred hereby, or which affect Seller's ability to consummate this transaction, including, without limitation, claims threatened or pending by or against third parties.

2.1.4

Binding Agreement. This Agreement and all of the agreements executed by Seller concurrently herewith are valid and legally binding agreements enforceable in accordance with their terms, subject to bankruptcy and reorganization laws and general principles of equity. The consummation of the transactions contemplated by this Agreement will not result in or constitute any:

(a)

Default, violation or any event that, with notice or lapse of time, or both, would constitute a default, breach or violation of (i) the Certificate of Organization or Operating Agreement of Seller, or (ii) to the best of Seller's knowledge, any local, state or federal statute, rule or regulation, or (iii) any lease, license, easement, promissory note, security agreement, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which the Seller or any of the Assets being transferred hereby are bound; or

(b)

Lien, charge or encumbrance on any of the Assets being transferred pursuant to this Agreement.

2.1.5

No Consents Required. The Seller has the right, power, legal capacity and authority to enter into this Agreement and no approvals or consents of any other person, organization or governmental authority are necessary in connection with this Agreement, apart from the agreements listed on Schedule 2.1.5, which require the consent of the countersignatory. The execution, delivery and performance of Seller's obligations under this Agreement have been duly authorized by Seller's members and the execution, delivery and performance of the Seller's obligations under the terms of this Agreement do not require the consent or approval of any other person, organization or department, agency, subdivision, commission, board or other unit of the federal government or of any state or local government, or any private entity acting on behalf of any such department, agency subdivision, commission, board or other unit (the "Governmental Agencies").

2.1.6

Taxes and Reports. Seller has filed all federal, state, local and other tax returns and other reports and declarations required to be filed by it and there are no waivers in effect for Seller for the extension of time for the assessment of any tax or the filing of any return, report or declaration. There are no claims pending or threatened against Seller for past due taxes or the failure to file any required return, report or declaration. Seller will pay when due any federal, state or local taxes with respect to any tax period or assessment or levy prior to the Closing Date hereof.

2.1.7

No Other Agreements. Seller has not entered into any contracts, arrangements or agreements with respect to the Project or the Assets that will be binding on Buyer upon or after the Closing Date other than those identified as binding in this Agreement and the Attachments, Exhibits and Schedules attached hereto. Seller has not entered into any commitments or agreements with any Governmental Agencies or public or private entity affecting the Project or the Assets that have not been disclosed by Seller to Buyer.

2.1.8.

Condemnation. Seller has not received any written notice of any pending condemnation proceeding or other proceeding in eminent domain, and to Seller's knowledge, no such condemnation proceeding or eminent domain proceeding is pending or threatened affecting the Site or any portion thereof and that would have a Material Adverse Effect.

2.1.9

Environmental. "Environmental Law" includes any and all current, future federal, state and local environmental laws, statutes, rules, regulations and ordinances, as the same shall be amended and modified from time to time, including, but not limited to common law, the Comprehensive and Environmental Response, Compensation and Liability Act ("CERCLA") as amended from time to time, the Resource Conservation and Recovery Act ("RCRA") as amended from time to time, and the

Toxic Substances Control Act ("TSCA") as amended from time to time, and "Hazardous Substances" includes any and all hazardous substances as defined under CERCLA, any and all hazardous waste as defined in RCRA, any and all toxic substances as defined in TSCA, petroleum products, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs"), radon gas, urea formaldehyde foam insulation ("UFFI"), and any and all hazardous substances, hazardous waste, pollutants and contaminants required or controlled by any environmental law. Seller makes the following warranties:

(a)

To the best of Seller's knowledge, there is no pollution or danger of pollution resulting from a condition which exists on the Site which requires any corrective action by Seller or its successors under Environmental Law or which would result in any liability to Seller or its successors thereunder.

(b)

To the best of Seller's knowledge, no notification has been filed with regard to a release of Hazardous Substances on, into, onto or from the Site under the Environmental Law.

(c)

Neither Seller, nor to the best of Seller's knowledge, any prior owner or occupier of the Site has received a summons, citation, notice of violation, administrative order, directive, letter or other communication, written or oral, from any governmental or quasi-governmental authority concerning any releases of or contaminations relating to the Site and caused by Hazardous Substances or violation of any Environmental Law.

(d)

To the best of Seller's knowledge, there have been no releases at, upon, under or within, and no past or ongoing migration from neighboring lands to, the Site of any Hazardous Substances.

2.1.10

No Broker. Seller has dealt with no broker in connection with this Agreement.

2.1.11

Site. The wind farm option agreements (if exercised and converted to easement agreements in accordance with the terms of the wind farm option agreements) or easement agreements delivered to Buyer at Closing will be sufficient to provide Buyer with continuous, uninterrupted and, together with public roads and rights of way, contiguous access to the Site sufficient for the construction, operation, and maintenance of the Project.

2.1.12

Survival of Representations and Warranties. Seller's representations and warranties made in this Agreement are true and accurate in all respects as of the date hereof and as of the Closing Date, and shall survive the Closing for the longer of: (i) a period of five (5) years from and after the Closing Date; or (ii) a period of two (2) years after the date of the Final Payment (the "Survival Period"). After the Survival Period, Buyer may not bring any action or make any claim based upon any breach of any representation or warranty of Seller set forth in Article II of this Agreement, except that claims arising from a breach of any representation or warranty in which Seller actively concealed the breach may be brought within the applicable statute of limitations period.

2.1.13

No Misleading Statements. No representation, warranty, or statement of Seller set forth in this Agreement, any exhibit hereto, any schedule or attachment hereto, delivered by Seller contains any untrue or misleading statement of material fact or omits to state any material fact required to make the statement herein or therein not misleading.

2.1.14

Disclaimer of Warranties; No Special Damages. EXCEPT FOR THE WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE ATTACHED ATTACHMENTS, SCHEDULES AND EXHIBITS, SELLER MAKES NO EXPRESS WARRANTIES WHATSOEVER, AND SELLER HEREBY EXCLUDES AND DISCLAIMS IN ENTIRETY ALL IMPLIED WARRANTIES WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A

PARTICULAR PURPOSE OR NONINFRINGEMENT, WITH RESPECT TO THE ASSETS, INTERCONNECTION RIGHTS, WIND FARM, THE SITE OR ANY OTHER MATTER WHATSOEVER. Notwithstanding any provision of this Agreement to the contrary, Seller shall not be liable to Buyer or any other person for any consequential, incidental, indirect, special, or exemplary damages of Buyer or such other person directly or indirectly relating to the breach or alleged breach of any representation, warranty, covenant or agreement in this Agreement or related hereto.

2.2

RPMA's Representations and Warranties. RPMA for the purposes of its limited participation in this Agreement hereby represents and warrants to Buyer that the following are true and correct as of the date hereof:

2.2.1

Organization and Authority of RPMA. RPMA is a Delaware corporation validly existing and in good standing under the laws of the State of Delaware, and has all necessary powers to carry on its business, to own, operate, sell, transfer, assign and convey the Interconnection Rights, to execute and deliver this Agreement, and to carry out the obligations of RPMA set forth in this Agreement. RPMA has provided to Buyer true and correct copies of its Articles of Incorporation and Bylaws. RPMA has the power and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and to consummate the transfer of the Interconnection Rights contemplated hereby. RPMA has provided Buyer with the opinion of legal counsel attached hereto as Exhibit D.

2.2.2

Title to Interconnection Rights; No Default. RPMA has good and marketable title and interest to the Interconnection Rights being transferred pursuant to this Agreement. The Interconnection Rights being transferred hereby are free and clear of restrictions on, or conditions to, transfer or assignment, and free and clear of all security interests, mortgages, liens, pledges, charges and encumbrances

2.2.3

Litigation. Except for matters set forth on Schedule 2.2.3, there are no claims, suits, actions, arbitrations, administrative proceedings or governmental investigations pending, and RPMA is not aware of and has received no notice of any actions threatened by or against RPMA or which affect the Interconnection Rights being transferred hereby, or which affect RPMA's ability to consummate this transaction, including, without limitation, claims threatened or pending by or against third parties.

2.2.4

Binding Agreement. This Agreement to the extent applicable to RPMA and all of the agreements executed by RPMA concurrently herewith are valid and legally binding agreements enforceable in accordance with their terms, subject to bankruptcy and reorganization laws and general principles of equity. RPMA's consummation of the transactions contemplated by this Agreement will not result in or constitute any:

(a)

Default, violation or any event that, with notice or lapse of time, or both, would constitute a default, breach or violation of (i) the Articles of Incorporation or Bylaws of RPMA, or (ii) to the best of RPMA's knowledge, any local, state or federal statute, rule or regulation, or (iii) any lease, license, easement, promissory note, security agreement, conditional sales contract, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which RPMA or any of the Interconnection Rights being transferred hereby by RPMA are bound; or

(b)

Lien, charge or encumbrance on any of the Interconnection Rights being transferred by RPMA pursuant to this Agreement.

2.2.5

No Consents Required. RPMA has the right, power, legal capacity and authority to enter into this Agreement and no approvals or consents of any other person, organization or governmental authority are necessary in connection with this Agreement, apart from the agreements listed on

Schedule 2.2.5, which require the consent of the countersignatory. The execution, delivery and performance of RPMA's obligations under this Agreement have been duly authorized by RPMA' s board of directors and the execution, delivery and performance of the RPMA's obligations under the terms of this Agreement do not require the consent or approval of any Governmental Agencies.

2.2.6

Modification of Right of First Refusal in Consultant Agreement of April 1, 2008. Stephen F. Dryden ("Dryden") and RPMA entered into a letter agreement with Iberdrola Renewable Energies USA, Ltd. ("Iberdrola") dated October 23, 2008, in which Iberdrola waived its right of first refusal for the Project on the condition that Madison Gas and Electric ("MGE") enter into a definitive agreement prior to June 30, 2009 (the "Waiver"). The Waiver was modified by a letter agreement between Dryden, RPMA, and Iberdrola, dated June 23, 2009, in which it was clarified that references to MGE in the Waiver include "MGE Energy, Inc., and subsidiaries of MGE Energy, Inc., including but not limited to Madison Gas and Electric and MAGAEL, LLC" (the "Clarification"). A copy of the Waiver and a copy of the Clarification are attached as part of Schedule 2.2.6. RPMA and Dryden represent and warrant that the Waiver and Clarification have not been modified, cancelled, or amended, and are still in full force and effect. Dryden and RPMA shall not take any action without the express written consent of Buyer to modify, cancel, or amend the Waiver or the Clarification. Dryden signs this Agreement in his individual capacity for the sole purpose of the representations and warranties provided in this Section 2.2.6.

2.2.7

Taxes and Reports. RPMA has filed all federal, state, local and other tax returns and other reports and declarations required to be filed by it and there are no waivers in effect for RPMA for the extension of time for the assessment of any tax or the filing of any return, report or declaration. There are no claims pending or threatened against RPMA for past due taxes or the failure to file any required return, report or declaration. RPMA will pay when due any federal, state or local taxes with respect to any tax period or assessment or levy prior to the Closing Date hereof.

2.2.8

No Other Agreements. RPMA has not entered into any contracts, arrangements or agreements with respect to the Project or the Assets that will be binding on Buyer upon or after the Closing Date other than those identified as binding in this Agreement and the Attachments, Exhibits and Schedules attached hereto. RPMA has not entered into any commitments or agreements with any Governmental Agencies or public or private entity affecting the Project or the Interconnection Rights that have not been disclosed by RPMA to Buyer.

2.2.9

No Broker. RPMA has dealt with no broker in connection with this Agreement.

2.2.10

No Misleading Statements. No representation, warranty, or statement of RPMA set forth in this Agreement, any Exhibit hereto, any Attachment hereto, or any schedule delivered by RPMA contains any untrue or misleading statement of material fact, or omits to state any material fact required to make the statement herein or therein not misleading.

2.2.11

Disclaimer of Warranties; No Special Damages. EXCEPT FOR THE WARRANTIES OF RPMA EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE ATTACHED ATTACHMENTS, SCHEDULES, AND EXHIBITS, RPMA MAKES NO EXPRESS WARRANTIES WHATSOEVER, AND RPMA HEREBY EXCLUDES AND DISCLAIMS IN ENTIRETY ALL IMPLIED WARRANTIES WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT, WITH RESPECT TO THE ASSETS, INTERCONNECTION RIGHTS, WIND FARM, THE SITE OR ANY OTHER MATTER WHATSOEVER. Notwithstanding any provision of this Agreement to the contrary, RPMA shall not be liable to Buyer or any other person for any consequential, incidental, indirect, special, or exemplary damages of Buyer or such other person directly or indirectly relating to the breach or alleged breach of any representation, warranty, covenant or agreement in this Agreement or related hereto.

2.2.12

Survival of Representations and Warranties. RPMA's representations and warranties made in this Agreement are true and accurate in all respects as of the date hereof and shall survive assignment by RPMA and assumption by Buyer of the Interconnection Rights for the Survival Period. After the Survival Period, Buyer may not bring any action or make any claim based upon any breach of any representation or warranty of RPMA set forth in Article II of this Agreement, except that claims arising from a breach of any representation or warranty in which RPMA actively concealed the breach may be brought within the applicable statute of limitations period.

2.3

Buyer's Representations and Warranties. Buyer hereby represents and warrants to Seller and RPMA that the following are true and correct as of the date hereof and as of the Closing Date:

2.3.1

Organization. Buyer is a Wisconsin limited liability company duly organized, validly existing and in good standing under the laws of the State of Wisconsin.

2.3.2

Authority and Binding Agreement. Buyer has the power and has taken all necessary action to authorize this Agreement and to consummate the transactions contemplated hereby. This Agreement is valid and binding upon Buyer and enforceable in accordance with its terms, subject to bankruptcy and reorganization laws and general principles of equity.

2.3.3

No Violation. Consummation of the transactions contemplated by this Agreement will not result in a breach of any term or provision in the Articles of Organization or Operating Agreement of Buyer or result in a breach by Buyer of any term or provision of any agreement or other instrument to which Buyer is a party. The business of Buyer has been and is carried on in substantial compliance with all material governmental statutes, rules, regulations, orders and other laws applicable to the Project, and Buyer has received no notice of any violations of such laws applicable to the Project.

2.3.4

No Misleading Statements. No representation, warranty or statement of Buyer set forth in this Agreement, any Exhibit hereto, any Attachment hereto, or any schedule delivered by Buyer at Closing contains any untrue or misleading statement of a material fact, or omits to state any material fact required to make the statement herein or therein not misleading.

2.3.5

No Broker. Buyer has dealt with no broker III connection with this Agreement.

2.3.6

Financial Capability. Buyer will have the funds necessary to pay the Purchase Price at the times required by Section 1.6 of this Agreement.

2.3.7

Survival of Representations and Warranties. Buyer's representations and warranties made in this Agreement are true and accurate in all respects as of the date hereof and as of the Closing Date, and shall survive the Closing for the Survival Period. After the Survival Period, neither Seller nor RPMA may bring any action or make any claim based upon any breach of any representation or warranty of Buyer set forth in Article II of this Agreement, except that claims arising from a breach of any representation or warranty in which Buyer actively concealed the breach may be brought within the applicable statute of limitations period.

2.3.8

Disclaimer of Warranties; No Special Damages. EXCEPT FOR THE WARRANTIES OF BUYER EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE ATTACHED ATTACHMENTS, SCHEDULES, AND EXHIBITS, BUYER MAKES NO EXPRESS WARRANTIES WHATSOEVER, AND BUYER HEREBY EXCLUDES AND DISCLAIMS IN ENTIRETY ALL IMPLIED WARRANTIES WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT, WITH RESPECT TO THE ASSETS, INTERCONNECTION RIGHTS, WIND FARM, THE SITE OR ANY OTHER MATTER

WHATSOEVER. Notwithstanding any provision of this Agreement to the contrary, Buyer and MGEE shall not be liable to Seller, RPMA, or any other person for any consequential, incidental, indirect, special, or exemplary damages of Seller or RPMA or such other person directly or indirectly relating to the breach or alleged breach of any representation, warranty, covenant or agreement in this Agreement or related hereto.

ARTICLE III.

PRE-CLOSING; THE CLOSING; CONCURRENT AND POST-CLOSING TRANSACTIONS

3.1

Time and Place. The closing of the transactions provided for herein (the "Closing") shall occur at the offices of Nyemaster, Goode, West, Hansell & O'Brien, P.C., in Des Moines, Iowa on December 31, 2011, or such other place, time or date as to which the parties may mutually agree in writing (in any event, the "Closing Date").

3.2

Affirmative Covenants. From and after the date of this Agreement and up to and including the Closing Date, Seller covenants and agrees that Seller will:

3.2.1

not modify, cancel or amend, or take or omit to take any action which may be a breach of or default under any of the Assumed Contracts, including any Substitute Contracts, except that Seller may: (i) acquire, in addition to the wind farm option agreements related to the properties listed on Schedule 1.1.4, such additional wind farm option agreements and wind print agreements and wind farm neighbor agreements (or options therefore) as it deems necessary or desirable for development and control of the Site; (ii) in conformance with Section 3.3 and Schedule 3.3, exercise such wind farm option agreements, options for wind farm neighbor agreements, options for wind print agreements, and substation/O&M building site purchase agreements as it deems necessary or desirable for development and control of the Site; (iii) in conformance with Section 3.3 and Schedule 3.3, enter into wind farm easement agreements in conformity with the terms of the wind farm option agreements as reasonable or necessary to accommodate final design and engineering of the Project by Seller; (iv) conclude the purchase of the substation/O&M building site as reasonable or necessary to accommodate final design and engineering of the Project by Seller; and (v) in conformance with Section 3.3 and Schedule 3.3, enter into wind print agreements and wind farm neighbor agreements in conformity with the terms of the options therefore, if any, as reasonable or necessary to accommodate final design and engineering of the Project by Seller.

3.2.2

pay all taxes arising from ownership of the Assets and make all reports related to the Assets or the Project required by federal, state and municipal governments;

3.2.3

comply with all of the terms and conditions of this Agreement;

3.2.4

comply with all laws applicable to Seller and to the Project; and

3.2.5

obtain all consents necessary to permit the valid and effective sale, assignment, transfer and conveyance of the Assets pursuant to this Agreement.

3.2.6

afford Buyer and its counsel full and free access to all documents and data related to the Governmental Approvals, the Assumed Contracts, the Engineering Plans, the Wind Data, and any other documents, data or information that, in Buyer's reasonable opinion, is directly related to the Project, furnish copies of any such documents or data as Buyer or its counsel may reasonably request, upon prior notification to Seller, enable Buyer to undertake Phase I or Phase II environmental testing on the Site or any subsoil or other testing of the Site that Buyer deems reasonably necessary, and afford Buyer and its counsel access to personnel of Seller during regular business hours.

3.2.7

obtain any approvals necessary of owners of the real property comprising the location of the Site as to the exact location of any easements, as reasonably determined by Buyer.

3.3

Actions to be Taken and Items to be Delivered by Seller at the Closing. At the Closing Seller shall deliver to Buyer the items listed on Schedule 3.3.

3.4

Actions to be Taken and Items to be Delivered by Buyer at the Closing. Buyer shall duly execute and/or deliver, as the case may be, at Closing the items listed in Schedule 3.4.

3.5

Conditions Precedent to Buyer's Obligations. The obligations of Buyer under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, anyone or more of which Buyer may in its sole discretion waive in whole or in part:

3.5.1

Buyer shall not have discovered any material error, misstatement or omission in the representations and warranties made herein by Seller or RPMA.

3.5.2

The representations and warranties of Seller contained in this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects and Seller shall have performed and complied with all of the terms, agreements, covenants and conditions required by this Agreement to be performed and complied with by Seller prior to or on the Closing Date.

3.5.3

No suit, action or other proceeding shall have been instituted or threatened before any court or other governmental body or by any public authority to restrain or prohibit the consummation of the transactions contemplated herein or that is likely to have a Material Adverse Effect, and on or before the Closing Date, any public authority that is required or requested, pursuant to an express term of this Agreement, to rule upon any transactions contemplated herein shall have so ruled favorably in writing. No condemnation activity related to the Site that is likely to have a Material Adverse Effect shall be pending or threatened. No claim, action, suit or other proceeding shall be pending against Buyer or against Seller which, if adversely determined, would have a Material Adverse Effect.

3.5.4

Seller shall have obtained all consents of third parties and Governmental Agencies and all licenses, permits and governmental approvals necessary or appropriate to permit the valid and effective sale, assignment, transfer and conveyance of the Assets to Buyer.

3.5.5

The validity and adequacy of all proceedings of Seller in authorizing and approving this Agreement and the agreements, documents and instruments contemplated hereby shall have been approved by Buyer and counsel for Buyer.

3.5.6

Buyer shall have received the items to be delivered at Closing by Seller pursuant to the terms of this Agreement, including pursuant to Section 3.3 of this Agreement.

3.5.7

Since the date hereof, there shall have occurred no material adverse change, or condition or occurrence of any event which has or would reasonably be expected to have a Material Adverse Effect.

3.5.8

On or before Closing Seller shall have obtained all Governmental Approvals pursuant to Section 1.1.3 of this Agreement, unless deferred pursuant to Schedule 1.1.3.

3.5.9

For purposes of this Agreement, the term "Material Adverse Effect" shall mean any materially adverse change in or effect on the Assets or the Interconnection Rights, excluding any such change, circumstance, or event resulting from: (a) the economy or securities markets in general (including changes in commodity prices); (b) any outbreak of hostility, terrorist activities or war; or (c)

any changes in general political or regulatory conditions (unrelated to the Governmental Approvals required to be obtained by Seller pursuant to Section 1.1.3).

In the event the foregoing conditions are not satisfied or waived by Buyer prior to the Closing, Buyer shall have the right to terminate this Agreement and, in the event of such termination, Seller and Buyer shall be relieved of all obligations hereunder except Seller's obligations under Sections 1.6 and 1.6.1 and Buyer's obligations under Section 1.2.4.

3.6

Conditions Precedent to Seller's Obligations. The obligations of Seller under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, anyone or more of which Seller may in its sole discretion waive in whole or in part:

3.6.1

Seller shall not have discovered any material error, misstatement or omission in the representations and warranties made herein by Buyer.

3.6.2

The representations and warranties of Buyer contained in this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects (except that such representations and warranties may reflect the consummation of any transactions contemplated by this Agreement or consented to or approved in writing by Seller) and Buyer shall have performed and complied with all of the terms, agreements, covenants and conditions required by this Agreement including, but not limited to its obligations under Sections 1.2, 1.2.1, 1.2.2, 1.3, 1.6, 1.6.1 and 2.3.6 to be performed and complied with by Buyer prior to or on the Closing Date.

3.6.3

No suit, action or other proceeding shall have been instituted or threatened before any court or other governmental body or by any public authority to restrain or prohibit the consummation of the transactions contemplated herein or to obtain damages or other relief in connection with this Agreement, and on or before the Closing Date, any public authority that is required or requested to rule upon any transactions contemplated herein shall have so ruled favorably in writing. No claim, action, suit or other proceeding shall be pending against Buyer or against Seller which, if adversely determined, would prevent or hinder the consummation of the transactions contemplated hereby or result in the payment of damages as a result of such transactions.

3.6.4

Seller shall have obtained all consents of third parties and Governmental Agencies and all licenses, permits and governmental approvals necessary or appropriate to permit the valid and effective sale, assignment, transfer and conveyance of the Assets to Buyer.

3.6.5

The validity and adequacy of all proceedings of Buyer in authorizing and approving this Agreement and the agreements, documents and instruments contemplated hereby shall have been approved by Seller and counsel for Seller.

3.6.6

Seller shall have received the items to be delivered at Closing by Buyer pursuant to the terms of this Agreement, including pursuant to Section 3.4 of this Agreement.

3.6.7

Seller shall have received the Closing Payment.

3.6.8

Seller shall have obtained wind farm option agreements or easement agreements sufficient to satisfy the terms of Section 2.1.11.

In the event the foregoing conditions are not satisfied or waived by Seller prior to or at the Closing, Seller shall have the right to terminate this Agreement and, in the event of such termination, Seller and Buyer shall be relieved of all obligations hereunder, except Seller's obligations under Sections 1.6 and 1.6.1 and Buyer's obligations under Section 1.2.4.

ARTICLE IV.

SELLER'S OBLIGATIONS AFTER CLOSING

4.1

Seller's Indemnity. Seller shall indemnify, defend and hold Buyer and its successors and assigns harmless from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, fines, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees, that Buyer may incur or suffer, that arise, result from, or relate to (i) any breach of or failure by Seller to perform any of its representations, warranties, covenants or agreements in this Agreement, or in any schedule, attachment, or exhibit furnished, or to be furnished, by Seller pursuant to the terms of this Agreement, or (ii) the Retained Liabilities, or (iii) the Assets purchased (including, without limitation, the Assumed Contracts) as a result of acts occurring prior to the Closing Date. The Buyer may offset against any payment obligations owed by the Buyer to the Seller for any or all indemnifiable damages that the Buyer is entitled to pursuant to the final award rendered under an arbitration proceeding conducted pursuant to the arbitration provisions set forth in Section 7.1.18 of this Agreement.

4.2

Execution of Documents. Seller, at any time after the date hereof, shall execute, acknowledge, and deliver any further deeds, assignments, conveyances and other documents of transfer reasonably requested by Buyer, and will take any other action consistent with the terms of this Agreement that may be reasonably requested by Buyer for the purpose of transferring, selling, assigning, granting, conveying and confirming to Buyer, or reducing to its possession, any and all of the Assets transferred pursuant to this Agreement.

4.3

Cooperation. Seller agrees to undertake commercially reasonable efforts to cooperate with Buyer and its successors and assigns, at no cost or expense to Seller, in Buyer's development, construction and operation of the Project.

4.4

Post-Closing Deliverables. Seller shall after the Closing duly execute and/or deliver, as the case may be, the items listed on Schedule 4.4 at the times set forth therein. The parties agree that Seller's obligations to deliver Post-Closing Deliverables under Schedule 4.4, paragraph 3 are conditioned on Buyer providing Buyer's Information on or before July 1, 2015. For clarity, if Seller assigns the wind farm option agreements to Buyer at Closing, upon receipt of (i) the Exercise Notice and (ii) Buyer's Information or before July 1, 2015 and not less than 180 days prior to the scheduled beginning of construction Seller shall act on behalf of Buyer to exercise or facilitate exercise of the wind farm option agreements and shall perform, or shall have performed, all acts necessary to bring the Project to Construction Ready Status. For purposes of this Agreement, including all schedules, attachments, and exhibits, "Construction Ready Status" means all acts necessary to put Buyer in actual and complete possession and control of the Assets, including, but not limited to, the delivery to Buyer of such instruments of sale, assignment, conveyance and transfer, duly executed and in form and content reasonably satisfactory to counsel for Buyer, as are necessary to vest in Buyer good and marketable title to and possession of all of the Assets. Without limiting the generality of the foregoing, Seller shall deliver all easement agreements (landowner agreements) for the properties identified on Schedule 1.1.4, as may be amended from time to time, including landowner approval of the location of all Project-related improvements on the respective properties, executed and recorded; and, subject to Section 1.3, a deed in a form reasonably acceptable to Buyer for the property upon which the substation for the Project will be located. The 180 day time frame to achieve Construction Ready Status shall be extended day by day for any delays caused by Buyer's actions or inaction.

4.5

Post-Closing Wind Data. After the Closing, Seller shall continue to provide Buyer with Wind Data pursuant to this Agreement until the earlier of: (a) December 31, 2016; or (b) the date(s) each of the three meteorological towers and instruments providing the Wind Data are removed from the Site, as authorized by Buyer. Seller shall be responsible to reasonably maintain and keep the meteorological towers and instruments in good repair for the period of time that Seller is required to provide Wind Data to Buyer pursuant to this Agreement.

4.6

Effect of Investigation. Seller shall not be deemed to have breached any representation or warranty in this Agreement if: (i) Buyer, prior to the Closing Date, had actual knowledge of the breach; (ii) the breach could have been cured by, or at the direction of, Seller if the Seller had known of the breach; and (iii) Buyer did not notify the Seller of the breach and consummated the transactions contemplated hereby notwithstanding such knowledge of the breach.

ARTICLE V.

RPMA' S OBLIGATIONS AFTER CLOSING

5.1

RPMA's Indemnity. Subject to the cap limitation contained in this Section 5.1, RPMA shall indemnify, defend and hold Buyer and its successors and assigns harmless from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, fines, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees (collectively, "Article V Losses"), that Buyer may incur or suffer, that arise, result from, or relate to (i) any breach of or failure by RPMA to perform any of its representations, warranties, covenants or agreements in this Agreement, or in any schedule, attachment, or exhibit furnished, or to be furnished, by RPMA pursuant to the terms of this Agreement, or (ii) the RPMA Retained Liabilities, or (iii) the Interconnection Rights as a result of acts of RPMA occurring prior to the Closing Date. The aggregate liability of RPMA for any and all Article V Losses of the Buyer under or in connection with this Agreement, (including without limitation any other liabilities of RPMA arising at law or in equity) shall in no event exceed the Purchase Price. No indemnification shall be required to be made by RPMA under this Section 5.1 unless and until the aggregate of all Article V Losses by the Buyer under this Section exceeds $95,500 (the "Article V Threshold Amount"), and then only with respect to amounts exceeding the Article V Threshold Amount.

5.2

Execution of Documents. RPMA, at any time after the date hereof, shall execute, acknowledge, and deliver any further deeds, assignments, conveyances and other documents of transfer reasonably requested by Buyer, and will take any other action consistent with the terms of this Agreement that may be reasonably requested by Buyer for the purpose of transferring, selling, assigning, granting, conveying and confirming to Buyer, or reducing to its possession, any and all of the Transmission Rights transferred pursuant to this Agreement.

5.3

Cooperation. RPMA agrees to undertake commercially reasonable efforts to cooperate with Buyer and its successors and assigns, at no cost or expense to RPMA, in Buyer's use of the Transmission Rights in the development, construction and operation of the Project.

5.4

Effect of Investigation. RPMA shall not be deemed to have breached any representation or warranty in this Agreement if: (i) Buyer, prior to the Closing Date, had actual knowledge of the breach; (ii) the breach could have been cured by, or at the direction of, RPMA if RPMA had known of the breach; and (iii) Buyer did not notify RPMA of the breach and consummated the transactions contemplated hereby notwithstanding such knowledge of the breach.

ARTICLE VI.

BUYER'S OBLIGATIONS AFTER CLOSING

6.1

Buyer's Indemnity to Seller. Buyer shall indemnify, defend and hold Seller and its successors and assigns, harmless from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees that Seller may incur or suffer, that arise, result from, or relate to (i) any breach of, or failure by, Buyer to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, attachment, certificate, exhibit or other instrument furnished, or to be furnished, by Buyer, or (ii) the Assets acquired (including, without limitation, the Assumed Contracts) as a result of acts occurring after the Closing Date.

6.2

Buyer's Indemnity to RPMA. Buyer shall indemnify, defend and hold RPMA and its successors and assigns, harmless from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees that RPMA may incur or suffer, that arise, result from, or relate to (i) any breach of, or failure by, Buyer to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, attachment, certificate, exhibit or other instrument furnished, or to be furnished, by Buyer, or (ii) the Interconnection Rights acquired, as a result of acts occurring after the date of this Agreement.

6.3

Execution of Documents for Seller. Buyer, at any time after the Closing hereof, shall execute, acknowledge, and deliver any further deeds, assignments, conveyances and other documents reasonably requested by Seller, and will take any other action consistent with the terms of this Agreement that may be reasonably requested by Seller for the purpose of fulfilling the terms of this Agreement. Buyer, at any time after the Closing hereof, shall either execute, acknowledge, and deliver, wind farm option agreements, notices of exercise of options, wind farm easement agreements, neighbor agreements, wind print agreements and other landowner agreements as reasonably requested by Seller in the performance of Seller's obligations under this Agreement or Buyer shall provide Seller with a Power of Attorney or other appropriate agency or authority to execute such documents on Buyer's behalf.

6.4

Execution of Documents for RPMA. In addition to Buyer's obligations pursuant to Section 1.2.4 of this Agreement, Buyer, at any time after the Closing hereof, shall execute, acknowledge, and deliver any further assignments, conveyances and other documents reasonably requested by RPMA, and will take any other action consistent with the terms of this Agreement that may be reasonably requested by RPMA for the purpose of fulfilling the terms of this Agreement.

6.5

Final Payment. Buyer shall make Final Payment as required by Section 1.6.3.

6.6

Guaranty. Buyer shall assure that the MGEE Guaranty remains in full force and effect until payment in full of the Final Payment.

6.7

Effect of Investigation. Buyer shall not be deemed to have breached any representation or warranty in this Agreement if: (i) Seller or RPMA, prior to the Closing Date, had actual knowledge of the breach; (ii) the breach could have been cured by, or at the direction of, Buyer if Buyer had known of the breach; and (iii) neither Seller nor RPMA notified Seller of the breach and consummated the transaction contemplated hereby, notwithstanding such knowledge of the breach.

6.8

No Obligation to Construct. Notwithstanding any provision in this Agreement to the contrary, Seller and RPMA acknowledge and agree that Buyer has made no commitment to, and has no obligation to, construct the Wind Farm or the Project.

ARTICLE VII.

7.1

Miscellaneous.

7.1.1

Benefit. This Agreement is personal to the parties, and no party hereto shall assign any of such party's respective rights or delegate any of such party's respective obligations hereunder without the prior written consent of the other parties, which consent shall not be unreasonably withheld, conditioned, or delayed. In the event of the other parties' consent, the MGEE Guaranty provided pursuant to Section 1.8 shall terminate. Notwithstanding the above, Buyer may assign or transfer this Agreement to an Affiliate without the prior written consent of the other parties; provided, however, that if Buyer assigns or transfers this Agreement to an Affiliate, Buyer shall continue to be bound under the obligations in this Agreement. A change in control of either of the parties shall not be considered an assignment and no consent shall be required for any such occurrence.

7.1.2

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa, but without regard to provisions thereof relating to conflicts of law.

7.1.3

Notices.

(a)

All notices, demands, requests, and other communications desired or required to be given hereunder ("Notices"), shall be in writing and shall be given by: (i) hand delivery to the address for Notices; (ii) delivery by overnight courier service to the address for Notices; (iii) sending the same by United States mail, postage prepaid, certified mail, return receipt requested, addressed to the address for Notices; or (iv) transmitted by facsimile or e-mail to the address for notices; provided that the party sending the Notice by such means shall be required to provide confirmation of successful transmission.

(b)

All Notices shall be deemed given and effective upon the earlier to occur of: (i) the hand delivery of such Notice to the address for Notices; (ii) two (2) business days after the deposit of such Notice with an overnight courier service by the time deadline for next day delivery addressed to the address for Notices; (iii) five (5) business days after depositing the Notice in the United States mail as set forth in subparagraph (a)(iii) immediately above; or (iv) on the date received for transmission of Notices pursuant to subsection (a)(iv) above. All Notices shall be addressed to a party at the following address:

If to Seller or RPMA, to:

Wellsburg Wind Energy LLC

4800 Mills Civic Pkwy., Ste. 207

West Des Moines, IA 50265

Attention: Stephen F. Dryden

Facsimile number: 515-223-0589

E-mail: sdryden@rpmaccess.com

with a copy to:

Nyemaster, Goode, West, Hansell & O'Brien, P.C.

700 Walnut, Suite 1600

Des Moines, IA 50309

Attention: Cory R. Harris, Esq.

Facsimile number: (515) 283-8018

E-mail: crharris@nyemaster.com

If to Buyer, to:

MAGAEL, LLC

c/o Madison Gas and Electric Company

133 South Blair Street Madison, WI 53703

Attention: Gregory A. Bollom

Assistant Vice President -Energy Planning

Facsimile number: (608) 252-7098

E-mail: gbollom@mge.com

with a copy to:

Stafford Rosenbaum LLP

222 West Washington Avenue, Suite 900

P.O. Box 1784

Madison, WI 53701-1784

Attention: Christopher B. Hughes, Esq.

Facsimile number: (608) 259-2600

E-mail: chughes@staffordlaw.com

or to such other person or address as a party shall furnish to the other parties in writing in accordance with this Section.

7.1.4

Counterparts, Emailed and Faxed Documents. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signed document transmitted by email or fax shall be treated as an original document and the signature of any party on a document transmitted by email or fax shall be considered an original signature.

7.1.5

Further Assurances. Each party to this Agreement agrees to take such additional action and execute such additional documents as the other party may reasonably request in order to effectuate the intent and purpose of this Agreement.

7.1.6

Negotiated Agreement. Each of the parties to this Agreement acknowledges that such party has been represented by counsel and that the terms of this Agreement have been negotiated among the parties. This Agreement shall not be construed more strongly against any party, regardless of who was more responsible for its preparation.

7.1.7

Entire Agreement. This Agreement and the Exhibits and Schedules attached hereto contain the entire understanding and agreement of the parties with respect to the subject matters hereof and supersede all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of the parties in connection with the subject matters hereof. For avoidance of confusion, it is agreed that the Confidentiality Agreement by and between RPMA Iowa Wind Development, LLC and Madison Gas and Electric Company dated as of July 24, 2008, is not superseded or otherwise amended by this Agreement and such agreement shall survive and continue pursuant to its terms.

7.1.8

Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement signed by all of the parties or as otherwise provided herein.

7.1.9

Waiver of Compliance. Any failure of any party to comply with any obligation, covenant, agreement or condition of such party contained herein may be expressly waived in writing by RPMA, Seller or Buyer, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

7.1.10

Headings. The headings and captions of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

7.1.11

Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties and their successors or assigns, any rights or remedies under or by reason of this Agreement.

7.1.12

Gender and Number. Words and phrases herein shall be construed as in the singular or plural number and as masculine, feminine or neuter gender, according to the context.

7.1.13

Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

7.1.14

Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors, legal representatives and permitted assigns.

7.1.15

Incorporation of Recitals, Schedules and Exhibits. The recitals set forth above and any exhibits and schedules attached to this Agreement are incorporated herein by this reference and made a part of the parties' agreements.

7.1.16

Remedies. Except as may be otherwise expressly provided herein, the remedies provided herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise.

7.1.17

Receipt. Each of the parties to this Agreement acknowledges receipt of a fully executed copy of this Agreement and all Exhibits and Schedules.

7.1.18

Arbitration. The parties agree to attempt informally to resolve all disputes arising hereunder, or out of or in relation to the interpretation or performance of this Agreement, through meetings of engineering or other representatives of the parties; provided, however, that any such dispute which cannot be amicably resolved between the parties shall be submitted to binding arbitration upon the written notice of either party delivered to the other of such party's intention to arbitrate and shall otherwise confirm to the requirements set forth below. The alternative dispute resolution procedures which shall apply under this Agreement are as follows:

Each notification of a dispute shall state the nature of the dispute, the facts relied upon, the specific provisions of this Agreement and applicable law which support the notifying party's position, and the amount claimed and the remedy sought by such party. Within thirty (30) days after receipt thereof the parties shall meet, by telephone or otherwise, in an attempt to settle the dispute. During such thirty-day period the party receiving the notification may, but shall not be required to, submit a written response.

If the parties cannot informally settle the dispute within thirty (30) days after receipt of the notice of a dispute, the dispute shall be arbitrated before a panel of three arbitrators in accordance with the provisions of this section and in accordance with the Commercial Arbitration Rules of the American Arbitration Association but not under the auspices of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction, and the arbitrators may include provisional remedies in their award. The arbitrators shall determine all questions of fact and law relating to any controversy, claim or dispute hereunder, including but not limited to whether or not any such controversy, claim or dispute is subject to the arbitration provisions contained herein.

Any party desiring arbitration shall serve on the other party in accordance with the Commercial Arbitration Rules, the party's Notice of Intent to Arbitrate. The Notice of Intent shall be accompanied by the name of an arbitrator suggested by the party serving the Notice of Intent The party served with the notice shall advise the other party in writing of the name of its suggested arbitrator. Within twenty (20) calendar days after the Notice of Intent has been made, the two arbitrators shall choose a third arbitrator who shall act as chairperson of the arbitral proceedings. If the two arbitrators chosen by the parties do not agree upon a third arbitrator within twenty (20) calendar days after the filing of the Notice of Intent, then, upon the application of either party, the third arbitrator shall be selected pursuant to 9 U.S.C. § 5, provided, however, that if the federal courts lack jurisdiction, then pursuant to Iowa Code § 679 A.3. The arbitration proceedings provided hereunder are hereby declared to be self executing, and it shall not be necessary to petition a court to compel arbitration. All arbitration proceedings shall be held in Chicago, Illinois. The parties shall bear their own attorney fees, costs and expenses associated with the arbitration. The arbitrators shall make a determination within three (3) months after the dispute is submitted for arbitration. The parties confirm and agree that MGEE may be joined as a party to the arbitration proceeding for purposes relating to the MGEE Guaranty.

Notwithstanding the existence of a dispute and until the arbitrators render a decision, each party shall be obligated to fulfill its obligations and continue its performance in accordance with the terms hereof. Any payment due or payable by one party to the other shall not be withheld on account of the occurrence or continuance of any expert resolution or arbitration proceedings. Neither party shall make any public statements with respect to any disputes hereunder without the prior consent of the other party unless compelled or required to do so by a governmental or regulatory authority having jurisdiction over such party or such dispute or by applicable law.

7.1.19

Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

7.1.20

Supplements to Attachments, Schedules, and Exhibits. In order to supplement or amend attachments, schedules, and exhibits not covered by Section 1.1.4, a party may, at any time prior to ten (10) days before the Closing by written notice to the other parties, propose to supplement or amend the attachments, schedules, and exhibits attached hereto to accurately reflect changes or modifications allowed by this Agreement to the Wind Farm, the Project, the Site, or this transaction. The parties receiving such notice shall accept or object to the proposed supplement or amendment within 10 days of the parties' receipt of written notice from the party giving the notice; the receiving parties' acceptance shall not be unreasonably withheld or conditioned. Incurrence of material additional expenses or burdens by a party not otherwise permitted or allowed for in this Agreement, shall constitute reason to withhold or condition acceptance of the proposed supplement. Any supplement or amendment to the attachments, schedules and exhibits that are acceptable to the parties shall be attached to this Agreement and used for Closing. Such supplements or amendments will be effective to cure and correct, for all purposes, any breach of any representation or warranty which would have existed if such supplements or amendments had not been made. All references to the Schedules which are supplemented or amended pursuant to this Section 7.1.20 shall be deemed to be a reference to such Schedules as supplemented or amended.

7.1.21

Confidentiality. The parties hereby covenant and agree that, for a period of five (5) years from the date of this Agreement, the parties shall not disclose any Confidential Information to any third party and shall not use any Confidential Information of the other party other than in connection with the purposes of this Agreement. The parties further shall cause each of their Affiliates to abide by this Section 7.1.21. Notwithstanding anything contained in this Section 7.1.21, the foregoing restrictions will not apply to disclosure by any party (i) required or compelled by judicial or administrative process or by other requirements of applicable laws, (ii) required in order to perform its obligations under this Agreement, (iii) in an action or proceeding brought by a party in pursuit of its rights or in the exercise of its remedies hereunder, or (iv) reasonably necessary for a party to obtain regulatory approval of the Project or Wind Farm or to facilitate the planning or implementation of the Wind Farm or Project. With respect to disclosures pursuant to clause (i) above, the disclosing party shall provide prompt notice of such disclosure and at its expense furnish reasonable assistance to the other parties to seek a protective order or to otherwise safeguard or limit the disclosure of such Confidential Information.

For purposes of this Agreement, the term "Confidential Information" shall mean the following materials and information, concerning each party and its respective Affiliates: (a) all proprietary information of the party or its Affiliates, and the physical embodiments of such information; (b) all information relating to the way the party or its Affiliates conduct its business which is not generally known and the terms of any agreement between a party or its Affiliate and any third party; (c) all information relating to a party's or any Affiliate's sources of supply, marketing practices, procedures and policies, operational planning, product development, financial data, budgets, pricing strategies, and prospective, existing or past customer date and the physical embodiments of all such information; and (d) this Agreement, including Exhibits and Schedules hereto, and any other agreements and documents executed in connection herewith. The term "Confidential Information" will not, however, include information that can be shown to have been (i) previously known by the other parties, (ii) in the public domain through no fault of the other parties or any of their Affiliates, (iii) later acquired by another party from another source if the party is not aware that such source is under an obligation to keep such documents and information confidential; (iv) independently developed hereafter; or (v) the Assets and the Interconnection Rights after ownership of each is transferred to Buyer. The parties agree that the provisions of this Section 7.1.21 shall not prohibit or restrict Buyer from disclosing this Agreement or information related to this transaction to the Public Service Commission of Wisconsin.

7.1.22

Affiliates. For purposes of this Agreement, the term "Affiliate" means, with respect to any party, any person or entity which, directly or indirectly, controls (whether through ownership of voting securities, by contract or otherwise), is controlled by, or is under common control with, such person or entity.

7.1.23

Public Announcements. Any public announcement, press release or similar publicity with respect to this Agreement will be issued, if at all, at such time and in such manner as determined by Buyer and shall acknowledge Seller as the initial developer of the Project.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

WELLSBURG WIND ENERGY LLC

By: RPMA Iowa Wind Development LLC, Member

By: RPMA Wind Development LLC, Member

By /s/ Stephen F. Dryden

Stephen F. Dryden, Manager

MAGAEL, LLC

By /s/ Jeffrey C. Newman

Name: Jeffrey C. Newman

Title: Vice President

RENEWABLE POWER MARKETS ACCESS, INC.

By /s/ Stephen F. Dryden

Stephen F. Dryden, President

Stephen F. Dryden executes this Agreement individually for the sole purpose of providing the representations and warranties contained in Section 2.2.6 of this Agreement and the covenants of Section 1.9 of this Agreement.

/s/ Stephen F. Dryden

Stephen F. Dryden, Individually

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

List of Attachment, Schedules and Exhibits

Attachment 1 - Preliminary Project Boundary on Aerial Photograph of Site

Schedule 1.1.1 - Wind Data

Schedule 1.1.2 - Governmental Approvals

Schedule 1.1.4 - Assumed Contracts Schedule 1.5 -MISO Charges Reimbursable to Seller

Schedule 1.6.3 - Anticipated Cost

Schedule 2.1.3 - Seller Litigation

Schedule 2.1.5 - Seller Consents Schedule 2.2.3 -RPMA Litigation

Schedule 2.2.5 - RPMA Consents

Schedule 2.2.6 - Waiver and Clarification Schedule 3.3 -Seller's Closing Deliverables

Schedule 3.4 - Buyer's Closing Deliverables

Schedule 4.4 - Seller's Post Closing Deliverables

Exhibit A - Interconnection Assignment and Assumption Agreement

Exhibit B - Bill of Sale for Assets

Exhibit C - Assignment and Assumption Agreement for Assets

Exhibit D - Form of Opinion of Seller's Counsel

Exhibit E - MGEE Guaranty

Exhibit F - Form of Opinion of Buyer's and MGEE's Counsel

ATTACHMENT 1

Preliminary Project Boundary on Aerial Photograph of Site

WELLSBURG

NOTE: INFORMATION SHOWN INCLUDING PROPERTY BOUNDARY LINES, IS A GRAPHIC REPRESENTATION OF EXISTING AND PROPOSED FEATURES AND IS NOT BASED ON LAND SURVEYS. ACTUAL PROPERTY BOUNDARY LINES AND EASEMENTS TO BE DETERMINED PRIOR TO CONSTRUCTION. ALL TURBINE, ACCESS ROAD, COLLECTION AND TRANSMISSION LINE LOCATIONS ARE PRELIMINARY AND SUBJECT TO FINAL DESIGN.

LEGEND

- 26 PROPOSED TURBINES
- PROJECT BOUNDARY
- PROJECT ROADS
- SEED CORN FIELDS EVEN YEARS
- SEED CORN FIELDS ODD YEARS
- SET BACKS

PRELIMINARY

N

SCALE (FEET) 0 2600

ISSUE DATE: 06-23-2008

RPM ACCESS - WELLSBURG WIND PROJECT

PRELIMINARY SITE PLAN

GRUNDY COUNTY, IOWA

SNYDER & ASSOCIATES

Engineer: JWK	Checked By: MOO	Scale: 1" = 2600'	
Technician: EED	Date: 05-08-08		
Project No.: 108U419		Sheet 1 of 1	

08U419

Sheet 1 of 1

Schedule 1.1.1 - Wind Data

Provided promptly upon at signing of this Agreement on a CD -file names from the CD are shown beneath each numbered item

Wellsburg Met tower #1 (Ruter)

1.

Wellsburg met tower 1 (Ruter) Installation sheet and 66 installation photos.

1 Wellsburg met tower #1 (5224) Installation sheet 090627

1 Installation photos Wellsburg met tower 1 (66 photos in 4 subfolders)

2.

Raw data from Met tower # 1 from date of installation through 5-31-09.

2 Wellsburg met tower #1 (5224) data 080703 through 090531 ZIP folder containing 335 RWD files

Wellsburg Met tower #2 (Freese Geerdes)

No data - expected installation date 7-9-09 - 7-15-09

Wellsburg Met tower #3 (Brunk)

1.

Wellsburg Met tower #3 (Brunk) installation sheet and 55 installation photos.

1 Wellsburg met tower #3 (0189) Installation sheet 090623

1 Installation photos Wellsburg met tower 3 (55 files in 4 subfloders)

2.

Raw data from Met tower #3 from date of installation.

2 Wellsburg met tower #3 (0189) data 090224 through 090531 ZIP folder containing 104 RWD files

There is no SODAR data from Wellsburg through 5-31-09.

Schedule 1.1.2 - Engineering Plans

1.

Site plan showing the location of turbines, roads, cables and other wind farm improvements including aerial photo, topographic and other layers prepared by Seller's engineers.

2.

Drawings of typical roads, entrances, and other Wind Farm improvements.

3.

One line drawing of Wind Farm electrical collection system.

4.

Substation design drawings.

Schedule 1.1.3 - Governmental Approvals

1.

FAA Determinations of No Hazard to Air Navigation for all turbines and permanent Met tower.

2.

Grundy County Rezoning and Variances and County Zoning Special Use Permit and Variances.

3.

Declaratory orders or waivers from the Iowa Utility Board pursuant to Section 1.1. 3.

4.

Building Permit(s) for all turbines, permanent Met towers, and other structures in the Wind Farm.

5.

Any required road entrance permits.

6.

Any required utility, pipeline and road crossing permits.

7.

Any required haul route approvals

NOTE: Seller shall use its best efforts to provide items 4, 5, 6 and 7 at Closing. Buyer acknowledges and agrees that some or all of items 4, 5, 6 and 7 may be delivered as Post Closing Deliverables after the Closing, but prior to the start of construction of the Wind Farm, depending on timing of the approval issuer's customary timeline for furnishing such approvals and availability of construction drawings and specifications provided by Buyer's contractors, which shall be provided to Seller not less than 45 days prior to Buyer's scheduled start of construction. This change in timing shall not affect Seller's obligation to bear the cost of furnishing these items.

Schedule 1.1.4 - Wellsburg Asset Purchase Agreement - June 29, 2009

Seller warrants and represents that "TRUE" in the Option Agreement Column means Seller has in its possession a signed Option Agreement.

"FALSE" = no signed Option Agreement.

Parcel Number	Option Agreement	Last Name	First Name	Corporate Entity	Legal Description	Acreage
001	FALSE	Doolaard	Cornelius		Sec 11, N 40A W68A W1/2 NE	37.75
002	FALSE	Doolaard	Antje		Sec 11, NW SE and S28A W68A W1/2 NE	66.25
003	FALSE	Doolaard	C.		Sec 11, SW 1/4 SE 1/4	38
004	FALSE	Fisher	Vivian		Sec 11, E46A N1/2NE EX 5.62A TR IN NE COR and E46A S1/2 NE	85.35
005 & 006	FALSE	Jaspers	Ivan	7 J Enterprises Corporation	Sec 11, E 1/2 SE 1/4 and Sec 12, W 1/4 SW 1/4	118.5
007	FALSE	Jaspers	Harold	Sharlan Farms, Ltd.	Sec 12, NW 1/4 and N462' W330' NW NE	161.23
008	FALSE	Fritzel	Lorriane		Sec 12, E 1/2 W 1/2 SW ex Parcel A and NE 1/4 SW 1/4 and SE 1/4 SW 1/4 ex Parcel A	117.3
009	FALSE	Riekena	Harlyn		Sec 12, NW SE and W39 1/2A SW NE and W39 1/2A NW NE EX TRACT	114.95
010	FALSE	Nederhoff	Melvin		Sec 12, E40 1/2A N 1/2 NE and E 40 1/2A S 1/2 NE	77.54
011	FALSE	Nederhoff	Melvin		Sec 7, W1/2 OF NW 1/4	70
012	FALSE	Stone	Lorraine	Sunrise Asst. Living	Sec 7, E1/2 of NW 1/4	79
013	FALSE	Deneui	Donald		Sec 7, W1/2 of NE1/4	78.72
014	FALSE	Hempen	Beverly		Sec 12, NE 1/4 SE1/4	39
015	FALSE	Mennenga	Marlyn		Sec 12, SW 1/2 SE 1/4	77.48
016	FALSE	Riekena	Harlyn		Sec 7, SW 1/4, EX 5 ACRE TRACT	146.34
017	FALSE	Nederhoff	Rick	Rick Nederhoff Trust	Sec 7, E 1/2 NE 1/4 less several excepted tracts	74.78
018	FALSE	Doolaard	Tony		Sec 7, N3/4 of W1/2 of SE	60
019	FALSE	Jaspers	Alle		Sec 7, N3/4 of E1/2 of SE	58.5
020	FALSE	Deneui	Ronald		Sec 7, S1/4 of SE1/4	39.5
021	FALSE	Wiltfang	Calvin	Calvin & Mildred Wiltfang Trust 1/2 and Calvin H. Wiltfang Trust 1/2	Sec 13, W 1/2 of NW 1/4	78
022	FALSE	Riekena	Helen		Sec 13, E 1/2 of NW 1/4	78.24
023	FALSE	Riekena	Harlyn & Karen		Sec 13, N 2/3 W 1/2 of NE 1/4	52.64
024 & 025	FALSE	Mennenga	Marlyn		Sec 13, S 1/3 of W 1/2 NE & E 1/2 of NE 1/4 EX 2.81 A TRACT in NE COR	99.03
026	FALSE	Bakker	Glenn		Sec 18, W1/2 of NW1/4	69.55
027	FALSE	Riekena	Karen		Sec 18, E1/2 of NW1/4	78.5
028	FALSE	Riekena	Harlyn and Karen		Sec 18, E 1/2, NW 1/4 NE 1/4	20
029	FALSE	Riekena	Helen		Sec 18, SW NE EX BEG 330' E of NE 1/4, N466', E 466', S466, W466'	33.86
030	FALSE	Deneui	Ronald		Sec 18, E1/2 of NE1/4	76.56
031	FALSE	Wilts	Mark		Sec 13, W 1/2 of SW 1/4	79
032	FALSE	Mennenga	Marlyn		Sec 13, E 1/2 of SW 1/4	79
033	FALSE	Geerdes	Edith		Sec 13, SE 1/4 ex Tract in NE SE	150.59
034	TRUE	Dreesman	Joyce		Sec 18, W 40.14 acres of SW 1/4	37.39
035	TRUE	Bakker	Glen		Sec 18, W 1/2 of NW 1/4 and E 3/4 of SW 1/4	180.75
036	FALSE	Geerdes	Robert		Sec 18, SE 1/4	157
037 & 042	FALSE	Geerdes	Jane		Sec 17, W 1/2 of SW 1/4, except 1 A parcel in NE corner and NW 1/4 of NW 1/4	117.13
038	TRUE	Meints	Lois		Sec 24, N 1/2 of NE 1/4 of NE 1/4 and N 1/2 of NW 1/4 of NE 1/4	39.5
039	TRUE	Meints	Pearl		Sec 24, S 1/2 of NE 1/4 of NE 1/4 & S 1/2 of NW 1/4 of NE 1/4	39.5
040	FALSE	Janssen	William		Sec 19, S 1/2 of NW 1/4 & N 1/2 of NW 1/4 and W 39' of NW 1/4 of NE 1/4 except 1.73 acre parcel	149.98
041 & 048	TRUE	Freese	Darrell		Sec 19, N 1/2 of NE 1/4 of SE 1/4, NW 1/4 of SE 1/4, W 1/2 of NE 1/4 except W 39', E 1/2 of NE 1/4	214.25
043	TRUE	Dreesman	Joyce		Sec 20, NE 1/4 of NW 1/4	38.7
044	TRUE	Schafer	Janice		Sec 20, N½ of N½ of NE¼	38.85
045	TRUE	Kosanke	Elaine		Sec 20, S 1/2 of NW 1/4	76.51
046	TRUE	Janssen	William	Pine Creek Farms, Inc.	Sec 20, S 3/4 of NE 1/4, except 1 & 0.91 acre tracts & N 1/2 of SE 1/4, except 2 acre tract	191.06
047	TRUE	Peters	Wilma		Sec 20, N 1/2 of SW 1/4	78.4
049	TRUE	Meints	Roberta		Sec 19, E 30 acres of NE 1/4 of SW 1/4	28.91
050	TRUE	Eiten	Alfred		Sec 19, N 1/2 of SW 1/4, except E 30 acres N 17.7 acres of S 1/2 of SW 1/4	61.5
051	TRUE	Eiten	Lillian		Sec 19, S 1/2 of SW 1/4, except N 17.7 acres	57.8
052	FALSE	Janssen	Brian		Sec 19, S 1/2 of SE 1/4 and S½ NE¼ SE¼, except 4 A parcel in SE corner	94.99
053	TRUE	Janssen	William	Pine Creek Farms, Inc	Sec 20, S 1/2 of SW 1/4	78.4
054	TRUE	Janssen	William		Sec 20, S½ of SE¼	78

Schedule 1.5 - MISO Charges Reimbursable to Seller

None

Schedule 2.1.3 - Seller Litigation

None

Schedule 2.1.5 -Seller Consents

None except letter agreements attached under Schedule 2.2.6, which consents have been obtained.

Schedule 2.2.3 - RPMA Litigation

None

Schedule 2.2.5 - RPMA Consents

None except letter agreements attached under Schedule 2.2.6, which consents have been obtained.

Schedule 2.2.6 - Waiver

1.

Attached Letter Agreement dated October 23, 2008 entitled Modification of Right of First Refusal in Consultant Agreement of April 1, 2008 among Stephen F. Dryden, Renewable Power Markets Access, Inc. (including its affiliates, "RPMA") and Iberdrola Renewable Energies USA, Ltd. (including its affiliates, "Iberdrola").

2.

Attached Clarification Letter Agreement among Dryden, RPMA, and Iberdrola, dated June 23, 2009.

Schedule 2.2.6 – Waiver (cont'd)

RPMAccess Inc
RENEWABLE POWER MARKETS

4800 Mills Civic Parkway, Ste. 207
West Des Moines, IA 50265
Tel: 515.223.0511
Fax: 515.223.0589

October 23, 2008

Dirk E. Andreas
Iberdrola Renewable Energies USA
110 N Brockway, Suite 110
Palatine, IL 60067

Dear Dirk:

As you requested in our discussion September 4, 2008, this letter is to reduce to writing our verbal agreement to modify the Right of First Refusal ("ROFR") contained in Section 5 of the Consultant Agreement made as of April 1, 2008 ("Consultant Agreement") among Stephen F. Dryden, Renewable Power Markets Access, Inc. (including its affiliates, "RPMA") and Iberdrola Renewable Energies USA, Ltd. (including its affiliates, "Iberdrola").

Assuming the terms of this letter are satisfactory, please have it signed on behalf of Iberdrola to satisfy the terms of Section 25 of the Consultant Agreement requiring that any amendment or modification of the Consultant Agreement be in writing and signed by the parties.

Background

Madison Gas and Electric ("MGE") approached us several months ago to discuss purchasing either or both of our 36.3MW Bethel project located primarily in Bethel Township, Fayette County, Iowa, and our 138.6MW Wellsburg project located primarily in Shiloh, Melrose and Colfax Townships, Grundy County, Iowa (final project sizes and exact boundaries may vary depending on interconnection approvals, turbines used, permitting and land availability). The deal we are currently discussing with MGE would be for construction ready projects.

MGE indicated that existence of the ROFR would be a negative factor in its consideration of whether to deal with us or with our competition. MGE also asked that we clarify that our discussions and negotiations with them in regard to Bethel and Wellsburg are permitted under our Consultant Agreement. To remove these impediments to striking a deal with MGE, we

Schedule 2.2.6 – Waiver (cont'd)

requested from Iberdrola a waiver of the ROFR as to the project(s) MGE might purchase from RPMA (Bethel and Wellsburg). The ROFR would not be affected except as to these two projects and RPMA's dealings with MGE. We also would appreciate Iberdrola's confirmation that under Section 4(d) of the Consultant Agreement RPMA is allowed to conduct these negotiations with MGE.

RPMA is now beginning work on locating project sites outside of states in MISO ("Non-MISO Projects"). In substitution for ROFR rights waived, RPMA is willing to grant Iberdrola a right of first refusal on its Non-MISO Projects on a megawatt for megawatt basis (based on nameplate capacity and beginning with the first Non-MISO project(s) queued in by RPMA) to the extent that MGE purchases any, all or portions of the Bethel and Wellsburg projects.

Agreement

Notwithstanding anything to the contrary in Section 5 of the Consultant Agreement, Iberdrola's signature accepting the terms of this letter modification of the Consultant Agreement shall constitute Iberdrola's waiver of its rights under the ROFR only with respect to the purchase by MGE of megawatts of nameplate capacity in either or both of RPMA's Bethel and Wellsburg projects, regardless of the final negotiated price, final size and boundaries of the projects, and whether all or just portions of these projects are purchased by MGE. If MGE prior to June 30, 2009 does not enter into a definitive agreement to purchase either or both of RPMA's Bethel and Wellsburg projects, or portions of one or more of these projects as set forth herein, the modifications of the Consultant Agreement made by this letter agreement shall be void. Iberdrola's signature accepting the terms of this letter modification also clarifies and confirms that during the same time period RPMA may conduct negotiations with MGE regarding sale of these projects, or portions of these projects, to MGE.

If MGE prior to June 30, 2009, does enter into a definitive agreement to purchase any one or more of RPMA's Bethel and Wellsburg projects, or portions of one or more of these projects, RPMA hereby grants Iberdrola in substitution for the ROFR rights waived, a right of first refusal in its Non-MISO Projects, on a megawatt for megawatt basis (based on nameplate capacity and beginning with the first Non-MISO project(s) queued in by RPMA) for each MW of RPMA's Bethel or Wellsburg projects purchased by MGE. The terms of the right of first refusal hereby granted in the Non MISO Projects shall be identical to those of the ROFR set forth in Section 5 of the Consultant Agreement.

The limited waiver of the ROFR agreed to in this letter pertains only to a purchase or purchases by MGE and pertains only to the Bethel and Wellsburg projects. As to all other purchases and projects of RPMA, the ROFR as set forth in the Consultant Agreement remains in effect and unchanged.

We value your continued cooperation and the relationship between our companies and appreciate your willingness to make what we think will be a mutually beneficial modification to the Consultant Agreement.

Schedule 2.2.6 – Waiver (cont'd)

Yours truly,

Stephen F. Dryden

Stephen F. Dryden
Individually, and as President of Renewable Power Markets Access, Inc.

Acceptance and Agreement of Iberdrola

Iberdrola hereby accepts and agrees to the modifications of the Consultant Agreement set forth in this letter.

M. Mugica
____
Martin Mugica
Title: Senior Vice President

Date: 10/30/08

____
Pablo Canales
Title: Senior Vice President, CFO

Date: 10/30/08

Schedule 2.2.6 -- Clarification

RPMAccess Inc
RENEWABLE POWER MARKETS

4800 Mills Civic Parkway, Ste. 207
West Des Moines, IA 50265
Tel: 515.223.0511
Fax: 515.223.0589

June 23, 2009

Dirk E. Andreas
Iberdrola Renewable Energies USA
110 N Brockway, Suite 110
Palatine, IL 60067

Re: Clarification of Modification of Right of First Refusal Letter Dated October 23, 2009

Dear Dirk:

Following up on the email I sent to you and Rany Raviv earlier this afternoon, we are writing to request clarification of our earlier letter agreement of October 23, 2008 ("Modification") which modified the Right of First Refusal ("ROFR") contained in Section 5 of the Consultant Agreement made as of April 1, 2008 ("Consultant Agreement") among Stephen F. Dryden, Renewable Power Markets Access, Inc. (including its affiliates, "RPMA") and Iberdrola Renewable Energies USA, Ltd. (including its affiliates, "Iberdrola"). A copy of the Modification is attached for your convenience.

As I mentioned in my email today and in my June 2nd email, RPM Access is proceeding as planned to sell its Bethel and Wellsburg projects to MGE prior to June 30, 2009. MGE prefers that the assets be transferred to, and that our asset purchase agreements be executed with, MAGAEL, LLC. MAGAEL, LLC and Madison Gas and Electric are both subsidiaries of MGE Energy, Inc.

In light of the MGE's desired structure for the transactions utilizing MAGAEL, LLC instead of Madison Gas and Electric as RPMA's counterparty, we request that the Modification be clarified and amended so that all references to Madison Gas and Electric ("MGE") in the Modification include "MGE Energy, Inc., and subsidiaries of MGE Energy, Inc., including but not limited to Madison Gas and Electric and MAGAEL, LLC".

Assuming the terms of this letter are satisfactory, please have it signed on behalf of Iberdrola to satisfy the terms of Section 25 of the Consultant Agreement requiring that any amendment or

Schedule 2.2.6 – Clarification (cont'd)

modification of the Consultant Agreement be in writing and signed by the parties, and that facsimile signatures and counterparts are acceptable.

We value your continued cooperation and the relationship between our companies and appreciate your willingness to make the requested clarification and amendment of the Modification.

Yours truly,

Stephen F. Dryden
Individually, and as President of Renewable Power Markets Access, Inc.

Acceptance and Agreement of Iberdrola

Iberdrola hereby accepts and agrees to the clarification and amendment of the Modification as set forth in this letter.

LEGAL
TN

____

Title: Rany Raviv
...rized Representative

Date: 10/25/09

____

Title:

Date: Scott Jacobson
Authorized Representative 10/25/09

Schedule 3.3 - Seller's Closing Deliverables

3.3.1

Wind farm option agreements and easement agreements.

(a)

If Buyer at least 180 days prior to Closing: delivers to Seller (i) written notice directing Seller to exercise wind farm option agreements (the "Exercise Notice") and (ii) the Buyer's Information, then at the Closing Seller shall perform, or shall have performed, all acts necessary to bring the Project to Construction Ready Status, provided, the 180 day time frame to achieve Construction Ready Status shall be extended day by day for any delays caused by Buyer's actions or inaction.

(b)

If Buyer provides Seller with an Exercise Notice, but Buyer has not provided Seller with Buyer's Information at least 180 days prior to Closing, Seller will use its best efforts to deliver at Closing the items necessary to bring the Project to Construction Ready Status. Any easement agreements and other Closing Deliverables dependent on the 180 day time frame that Seller is unable to deliver at Closing will be Post Closing Deliverables under Schedule 4.4, to be delivered no more than 180 days after Buyer has provided Seller with Buyer's Information. The 180 day time frame to achieve Construction Ready Status shall be extended day by day for any delays caused by Buyer's actions or inaction.

(c)

If Buyer does not provide Seller with an Exercise Notice, and Seller has provided Seller with Buyer's Information at least 180 days prior to Closing, Seller shall deliver all wind farm option agreements, for the properties identified on Schedule 1.1.4, as may be amended from time to time, amended to include the form of easement agreement containing exhibits showing the location of improvements and compensation to landowners. If Buyer subsequently provides Seller with an Exercise Notice, Seller agrees to bring the project to Construction Ready Status no more than 180 days after Buyer provided Seller with the Exercise Notice, provided, Seller shall not bear any expense related to the cost of post-closing title work, and Buyer and Seller shall reasonably cooperate to minimize additional post-closing, out-of-pocket expenses of Seller and post-closing time required of Seller's personnel to achieve Construction Ready Status. The 180 day time frame to achieve Construction Ready Status shall be extended day by day for any delays caused by Buyer's actions or inaction

(d)

If Buyer does not provide Seller with an Exercise Notice, and Seller has not provided Seller with the Buyer's Information at least 180 days prior to Closing, Seller will deliver at Closing wind farm option agreements for the properties identified on Schedule 1.1.4, as may be amended from time to time, which wind farm option agreements will be amended prior to Closing to include the form of easement agreement, but which will not contain exhibits showing the location of improvements and compensation to landowners. To the extent that Seller is unable to amend wind farm option easement agreements to include exhibits showing the location of improvements and compensation to landowners prior to Closing due to Buyer's failure to provide Buyer's Information, Seller agrees to negotiate on Buyer's behalf exhibits that show the location of improvements and compensation to landowners for either amended wind farm option easement agreements or to enter into easement agreements ("Exhibit Amendments"), determined after consultation with Buyer. The Exhibit Amendments will be a Post Closing Deliverable under Section 4.4, to be delivered no more than 180 days after Buyer has provided Seller with Buyer's Information and, if easement agreements are desired, an Exercise Notice. Seller shall not bear any expense related to the cost of post-closing title work, and Buyer and Seller shall reasonably cooperate to minimize additional post-closing, out-of pocket expenses of Seller and post-closing time required of Seller's personnel to obtain the Exhibit Amendments. The 180 day time frame to deliver Exhibit Amendments shall be extended day by day for any delays caused by Buyer's actions or inaction.

3.3.2

A Bill of Sale in the form attached as Exhibit B.

3.3.3

The Assumption Agreement between Seller and Buyer in the form attached as Exhibit C

3.3.4

The Engineering Plans, if Buyer's Information is provided by Buyer to Seller at least 180 days prior to Closing; otherwise, Engineering Plans will be a Post-Closing Deliverable to be provided to Buyer. The 180 day time frame shall be extended day by day for any delays caused by Buyer's actions or inaction.

3.3.5

If Buyer's Information is provided by Buyer to Seller at least 180 days prior to Closing (otherwise, the following will be Post-Closing Deliverables to be provided to Buyer), copies of completed studies relating to the Project as follows:

•

Avian, bat, endangered species/biologic resources studies (or determination by Iowa DNR or qualified expert that one or more of these studies is not necessary for the Project)

•

Microwave beam path search

•

Phase 1 environmental site assessment

•

Cultural resource review

•

Wetlands delineation

•

Preliminary soil reports based on borings at several proposed turbine sites. The 180 day time frame shall be extended day by day for any delays caused by Buyer's actions or inaction.

3.3.6

If Buyer's Information is provided by Buyer to Seller at least 180 days prior to Closing (otherwise, the following will be Post-Closing Deliverables to be provided to Buyer), Survey work as necessary to prepare Exhibit B to the Easement Agreements (individual property site plans for Easement Agreements) and demonstrating, except for public road rights of way, contiguity of properties and continuity of cable and road easements, and satisfying any applicable zoning site plan requirements. The 180 day time frame shall be extended day by day for any delays caused by Buyer's actions or inaction.

3.3.7

(a) If the parties are proceeding under paragraph 3.3.1 (a) of this Schedule, Title Insurance Commitments or pro-forma Title Insurance Policy, in form and substance the same as those furnished for the Top of Iowa III Wind Farm insuring the land rights and improvements to be erected thereon, subject to reasonable exceptions which do not materially threaten the existence or usability of the wind farm option agreements, easement agreements, landowner documents, or neighbor agreements involving the Project. Title insurance shall be in amounts selected by Buyer and shall be paid for by Buyer. If title insurance is not available, Buyer may elect to obtain an opinion of legal counsel, based on abstract review, satisfactory to Buyer, that Buyer finds sufficient to assure itself that the wind farm easement agreements or wind farm option agreements for properties identified on Schedule 1.1.4 will provide land rights sufficient to enable Buyer to construct the Project on the Site, as well as operate a wind farm on the Site for at least 30 years.

(b) If the parties are proceeding under paragraph 3.3.1 (b) (c) or (d) of this Schedule, the Title Insurance Commitments or pro-forma Title Insurance Policy, delivered at Closing shall be sufficient to assure that, with regard to the wind farm option agreements conveyed to Buyer at Closing (i) title to the subject properties is held by the parties that executed the wind farm option agreements; (ii) the legal descriptions used in the option agreements match those in the county public records of real estate conveyances; (iii) and show liens and encumbrances on the subject properties although Seller will not be required to remove those encumbrances until easement agreements are executed. When easement agreements are executed, Seller shall arrange for, and Buyer shall pay all expense associated with, Title Insurance Commitments or pro-forma Title Insurance Policy in form and substance the same as those furnished for the Top of Iowa III Wind Farm insuring the land rights and improvements to be erected thereon, subject to reasonable exceptions which do not materially threaten the existence or usability of the wind farm option agreements, easement agreements, landowner documents, or neighbor agreements involving the Project. Title insurance shall be in amounts selected by Buyer and shall be paid for by Buyer. If title insurance is not available, Buyer may elect to obtain an opinion of legal counsel, based on abstract review, satisfactory to Buyer, that Buyer finds sufficient to assure itself that the wind farm easement agreements or wind farm option agreements for properties identified on Schedule 1.1.4 will provide land rights sufficient to enable Buyer to construct the Project on the Site, as well as operate a wind farm on the Site for at least 30 years.

3.3.8

Written consents of any third parties necessary to permit the valid and effective sale, assignment, transfer and conveyance of the Assets to Buyer, including, without limitation, the consent of the other parties to the Assumed Contracts, if required by the terms of the Assumed Contracts.

3.3.9

Full and complete releases of all mortgages, deeds of trust, financing statements or other evidences of security interests, liens, claims, demands or encumbrances of whatever type or nature filed or otherwise in existence (whether or not perfected) with respect to any of the Assets and not theretofore fully released, terminated or otherwise satisfied of record.

3.3.10

Copies of resolutions of Seller's managers reflecting the unanimous authorization and approval of the execution, delivery and performance of this Agreement and the agreements, documents and instruments contemplated hereby and the consummation of all of the transactions contemplated hereby and thereby, duly certified as of the Closing Date by the manager of Seller.

3.3.11

Such other documents as Buyer may reasonably request for the purpose of:

(a)

Evidencing the accuracy of any of Seller's representations and warranties pursuant to Article II of the Agreement;

(b)

Evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed by Seller pursuant to the Agreement;

(c)

Evidencing the satisfaction of any condition referred to in Section 3.3;

(d)

Facilitating the consummation or performance of any of' Seller's obligations contemplated by the Agreement.

3.3.12

A certificate, signed by Seller and dated the Closing Date, to the effect that the conditions contained in Section 3.5.2 and 3.5.7 have been fulfilled.

Schedule 3.4 - Buyer's Closing Deliverables

3.4.1

Payment of the Closing Payment to Seller in accordance with Section 1.6.2 of this Agreement.

3.4.2

The Assumption Agreement between Seller and Buyer in the form attached hereto as Exhibit C.

3.4.3

Copies of resolutions of Buyer's Managers reflecting the authorization and approval of the execution, delivery and performance of this Agreement and the agreements, documents and instruments contemplated hereby and the consummation of all of the transactions contemplated hereby and thereby, duly certified as of the Closing Date.

3.4.4.

A certificate, signed by Buyer and dated the Closing Date, to the effect that Buyer has complied with the conditions contained in Sections 1.2.1 and 1.2.2.

Schedule 4.4 - Seller's Post Closing Deliverables

1.

Governmental Approvals deferred to Post Closing Deliverables pursuant to Schedule 1.1.3.

2.

Seller's Closing Deliverables deferred to Post Closing Deliverables pursuant to Schedule 3.3 delivered on the timeline provided for each in Schedule 3.3 or, if no timeline is provided, then 180 days after Buyer's delivery of, as applicable, Buyer's Information or the Exercise Notice. The 180 day time frame shall be extended day by day for any delays caused by Buyer's actions or inaction.

3.

Recorded originals of As-Built Drawings of the Wind Farm Improvements (Easement Agreement Exhibit C) located on each property in the Project Site in conformity with the terms of the Easement Agreements. The As-Built drawings shall bear the signature of a representative of the property owner indicating approval of the As-Built drawing. The As-Built Drawings shall be prepared to the same standards and include the same matters as those prepared for the Top of Iowa III Wind Farm and shall be delivered within 9 months after the Commercial Operation of the Project. The 9 month time frame shall be extended day by day for any delays caused by Buyer's actions or inaction.

4.

As-Built ALTA surveys of each property in the Project Site. The ALTA surveys shall be prepared to the same standards and include the same matters and certification as those prepared for the Top of Iowa III Wind Farm and shall be delivered within 9 months after the Commercial Operation of the Project. The 9 month time frame shall be extended day by day for any delays caused by Buyer's actions or inaction.

EXHIBIT A

INTERCONNECTION ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS INTERCONNECTION ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") made and entered into as of the 29 day of June, 2009, by and between Renewable Power Markets Access, Inc., a Delaware corporation ("RPMA") and MAGAEL, LLC, a Wisconsin limited liability company ("Buyer"). For purposes of this Agreement, RPMA and Buyer may be referred to individually as a "party" and collectively as "parties."

RECITALS:

A.

The parties are also parties to that certain Asset Purchase Agreement dated as of June 29, 2009 (the "Purchase Agreement"), pursuant to which Buyer has agreed to acquire the Assets comprising the Project that will consist of a fully-developed site for an approximately 36 MW wind-powered generating facility and to purchase and assume the Interconnection Rights from RPMA. Capitalized terms not defined in this Agreement shall have the meanings given them in the Purchase Agreement.

B.

Pursuant to the terms of the Purchase Agreement, RPMA and Buyer are to enter into an assignment and assumption agreement with respect to the Interconnection Rights, including, without limitation, the Interconnection Application.

C.

By this Agreement, the parties desire to establish the terms of said assignment and assumption of the Interconnection Rights, all in accordance with the terms of the Purchase Agreement.

NOW, THEREFORE, in consideration of the Recitals and the mutual agreements set forth herein, and in further consideration of the Purchase Agreement, the parties agree as follows:

1.

Effective as of the date hereof, RPMA hereby sells, assigns, transfers and conveys unto Buyer all of RPMA's right, title and interest in, to and arising under each and all of the Interconnection Rights including, without limitation, the Interconnection Application.

2.

Buyer hereby assumes and agrees to pursue the Interconnection Process in conformance with Section 1.2 of the Purchase Agreement from and after the date hereof. Any and all costs and expenses payable under any of the Interconnection Rights shall be prorated to the date of this Agreement, with, RPMA paying all costs and expenses attributable to the Interconnection Rights and arising on or prior to the date of this Agreement, and Buyer paying all costs and expenses attributable to the Interconnection Rights and arising subsequent to the date of this Agreement; provided, however, in accordance with the provisions of Section 1.5 of the Purchase Agreement, Buyer shall reimburse RPMA for any deposits, fees, expenses and payments of any other sort or nature, paid by RPMA to MISO as part of the Interconnection Process, and for studies required by MISO, in furtherance of the Interconnection Application between March 1,2009 and the date of this Agreement. Notwithstanding anything in this Agreement or the Purchase Agreement that may appear to be to the contrary, RPMA does not assume any liability or obligation for any breach or default by Buyer of or under any of the Interconnection Rights arising out of or related to any act, omission, matter or other occurrence taken, failed to be taken or otherwise occurring or arising after to the date hereof. Except as expressly provided in this Agreement or the Purchase Agreement, Buyer does not assume any RPMA Retained Liabilities. RPMA will timely and fully satisfy all RPMA Retained Liabilities, if any, as they become due.

3.

No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, or consent to any departure therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the party to be charged with the enforcement thereof. Any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given, and any such waiver shall not be deemed a waiver of future compliance with such provision and such provision shall remain in full force and effect.

4.

RPMA shall defend, indemnify and hold Buyer harmless from and against any loss, liability, damage, cost or expense, including, without limitation, court costs and reasonable attorneys' fees, arising in connection with or resulting from any breach of warranty, misrepresentation or non-fulfillment of any agreement on the part of RPM A under this Agreement. Buyer shall defend, indemnify and hold RPMA harmless from and against any loss, liability, damage, cost or expense, including, without limitation, court costs and reasonable attorneys' fees, arising in connection with or resulting from the non-fulfillment of any agreement on the part of Buyer under this Agreement.

5.

This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors, legal representatives and permitted assigns.

6.

This Agreement and the Purchase Agreement constitute the entire agreement between the parties pertaining to the subject matters hereof and supersede all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of the parties in connection with the subject matters hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

RENEWABLE POWER MARKETS ACCESS, INC.

By:

_________________________

Stephen F. Dryden, President

MAGAEL, LLC

By:

_________________________

EXHIBIT B

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that Wellsburg Wind Energy LLC, an Iowa limited liability company ("Seller") for and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby sells, assigns, transfers, conveys and sets over unto MAGAEL, LLC, a Wisconsin limited liability company ("Buyer"), all of Seller's right, title and interest in and to all of the assets, properties and rights comprising the Project, including, without limitation, the following assets:

(a)

true and complete copies of the Wind Data.

(b)

the Engineering Plans.

Words and phrases herein shall be construed as in the singular or plural number and as the appropriate gender, according to the context.

All capitalized terms not otherwise defined herein shall have the meanings given them in that certain Asset Purchase Agreement (the "Agreement") dated as of June 29, 2009, by and between Seller and Buyer.

WELLSBURG WIND ENERGY LLC

By:

________________________

Stephen F. Dryden, Manager

EXHIBIT C

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") made and entered into as of the _ day of ,20_, by and between Wellsburg Wind Energy, LLC, a Iowa limited liability company ("Seller") and MAGAEL, LLC, a Wisconsin limited liability company ("Buyer").

RECITALS:

A.

The parties are also parties to that certain Asset Purchase Agreement dated as of June 29, 2009 (the "Purchase Agreement"), pursuant to which Buyer has agreed to purchase certain assets of Seller. Capitalized terms not defined herein shall have the meanings given them in the Purchase Agreement. As used in this Agreement, the term to the best of a party's knowledge or similar terms as used herein means that party's actual knowledge and that which that party reasonably should have known given all the facts and circumstances.

B.

Pursuant to the terms of the Purchase Agreement, Seller and Buyer are to enter into an assignment and assumption agreement with respect to the Governmental Approvals and Assumed Contracts (collectively, the "Assumed Agreements").

C.

The parties desire to establish the terms of said assignment and assumption agreement by this Agreement, all in accordance with the terms of the Purchase Agreement.

NOW, THEREFORE, in consideration of the Recitals and the mutual agreements set forth herein, and in further consideration of the Purchase Agreement, the parties agree as follows:

1.

Effective as of the date hereof, Seller hereby sells, assigns, transfers and conveys unto Buyer all of Seller's right, title and interest in, to and arising under each and all of the Assumed Agreements.

2.

Buyer hereby assumes and agrees to perform each and all of the duties and obligations of Seller under the Assumed Agreements from and after the date hereof. Any and all costs and expenses payable under any of the Assumed Agreements shall be prorated to the date of this Agreement, with Seller paying all costs and expenses attributable to any service or use on or prior to the date of this Agreement, and Buyer paying all costs and expenses for service or use attributable to the period subsequent to the date of this Agreement. Notwithstanding anything in this Agreement or the Purchase Agreement that may appear to be to the contrary, Buyer does not assume any liability or obligation for any breach or default by Seller of or under any of the Assumed Agreements arising out of or related to any act, omission, matter or other occurrence taken, failed to be taken or otherwise occurring or arising on or prior to the date hereof and Seller shall defend, indemnify and hold Buyer harmless from and against any and all such liabilities and obligations.

3.

No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, or consent to any departure therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the party to be charged with the enforcement thereof. Any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given, and any such waiver shall not be deemed a waiver of future compliance with such provision and such provision shall remain in full force and effect.

4.

Seller shall defend, indemnify and hold Buyer harmless from and against any loss, liability, damage, cost or expense, including, without limitation, court costs and attorneys' fees, arising in connection with or resulting from any breach of warranty, misrepresentation or non-fulfillment of any agreement on the part of Seller under this Agreement. Buyer shall defend, indemnify and hold Seller harmless from and against any loss, liability, damage, cost or expense, including, without limitation, court costs and attorneys' fees, arising in connection with or resulting from the non-fulfillment of any agreement on the part of Buyer under this Agreement.

5.

This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors, legal representatives and permitted assigns.

6.

This Agreement and the Purchase Agreement constitute the entire agreement between the parties pertaining to the subject matters hereof and supersede all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of the parties in connection with the subject matters hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

WELLSBURG WIND ENERGY LLC

By:

________________________

Stephen F. Dryden, Manager

MAGAEL, LLC

By:

________________________

EXHIBIT D

Form of Opinion of Seller's Counsel

EXHIBIT E

Form MGEE Guaranty

GUARANTY

This Guaranty ("Guaranty") is made and given by MGE Energy, Inc., a Wisconsin corporation ("Guarantor"), to and for the benefit of Wellsburg Wind Energy LLC, an Iowa limited liability company, and its successors and assigns ("Wellsburg") and Renewable Power Markets Access, Inc., a Delaware corporation, and its successors and assigns ("RPMA," and together with Wellsburg, the "Sellers").

Guarantor irrevocably and unconditionally guarantee to Sellers the full payment, performance and satisfaction, when and as due (whether at maturity, upon acceleration or otherwise), of each and all of the Obligations (as that term is defined below). The term "Obligations" means all now existing or hereafter arising liabilities, indebtedness, duties and obligations whatsoever of payment, performance or otherwise incurred to or otherwise owed to either Bethel or RPMA by or from MAGAEL, LLC, a Wisconsin limited liability company ("MAGAEL") under, pursuant to or otherwise in any way arising from, related to or connected with that certain Purchase Agreement by and between Bethel, RPMA and MAGAEL dated of even date herewith (as amended and restated from time to time, the "Purchase Agreement") and/or any agreement, document or instrument contemplated by the Purchase Agreement, including, without limitation, the Assignment and Assumption Agreement, or the Interconnection Assignment and Assumption Agreement, as all of those terms are defined in the Purchase Agreement (collectively, and as amended and restated from time to time, the "Related Agreements"). This Guaranty and the Obligations include, without limitation all losses and damages in any way arising from, related to or connected with any breach, default or nonfulfillment by MAGAEL under any of the Obligations. All Obligations shall conclusively be presumed to have been created and accepted by Sellers in reliance on this Guaranty.

This Guaranty is a continuing and absolute guarantee and is not subject to termination by Guarantor and shall continue in full force and effect until the full and complete payment, performance and satisfaction of all of the Obligations.

Guarantor represents and warrants to Sellers that there are no conditions to the effectiveness of this Guaranty, and that nothing exists to impair the effectiveness of Guarantor's unconditional liability to Sellers under this Guaranty, or to prevent this Guaranty from taking immediate effect as provided in this Guaranty.

Guarantor waives any and all notices and demands whatsoever with respect to the Obligations, MAGAEL or this Guaranty, including, without limitation: (i) notice of acceptance of this Guaranty by Sellers; (ii) notice of the creation or incurring of any Obligation; (iii) any notices or demands under any Obligation; and (iv) any notice of any breach or nonfulfillment of, or default under, any Obligation. Guarantor also waives any rights of subrogation or contribution (whether from MAGAEL or otherwise) Guarantor might have until all of the Obligations have been paid in full and discharged.

Sellers may proceed in the first instance under this Guaranty against Guarantor to enforce or collect any Obligation, without first proceeding against MAGAEL or any other person or entity, and without first resorting to any property at any time held by Sellers as security or collateral for the payment or performance of any of the Obligations or for the payment or performance of Guarantor's obligations under this Guaranty. Guarantor shall pay or otherwise perform an Obligation within five (5) business days of the demand for such payment or other performance by Sellers.

This Guaranty is intended to be and shall be construed as an absolute, continuing and unlimited guarantee of payment and performance. This Guaranty is both supplemental of and additional to any other guarantee or guarantees or indemnity or indemnities which are at any time furnished to Sellers by any person to secure any or all of the Obligations.

Guarantor agrees that Sellers may take or refrain from taking any and all actions as Sellers, in their sole discretion, may from time to time deem necessary, appropriate or advisable with respect to MAGAEL, or any of the Obligations, without affecting this Guaranty and without any notice to or consent of Guarantor, including, without limitation: (i) extending credit to MAGAEL; (ii) renewing, extending, modifying or amending any of the Obligations, including, without limitation, the time or other terms of payment of any of the Obligations; (iii) exercising or refraining to exercise, or settling, releasing or compromising, any claim, right, remedy or recovery of Seller against MAGAEL or any other person responsible for or liable under any of the Obligations or with respect to any security or collateral for any of the Obligations; and (iv) releasing, applying or otherwise dealing with any security or collateral for any of the Obligations in such order or manner as Sellers may select. Without limiting the generality of the foregoing, and in addition thereto to the extent necessary, the obligation of Guarantor under this Guaranty shall not in any manner be affected by any of the following: (i) the failure on the part of Sellers to realize upon, perfect any interest in, or protect any of the Obligations or this Guaranty or any collateral or security for any of the Obligations or this Guaranty, or to take any action with respect to any thereto; or (ii) any impairment, modification, change, release or limitation of any of the Obligations resulting from the operation of any present or future provision of any bankruptcy, insolvency, debtor-creditor or any other law, rule or regulation, or from the decision or order of any court or other applicable authority.

Guarantor releases Sellers from any duty Sellers may otherwise have to disclose to Guarantor any facts which Sellers may now or in the future have concerning any Obligation or the financial condition or any other matter regarding MAGAEL or any other person or entity who is responsible for or liable under any of the Obligations, even if the facts would materially increase the risk of Guarantor under this Guaranty.

Guarantor hereby acknowledges that Guarantor (i) has received a copy of this Guaranty and of the Purchase Agreement and the Related Agreements, as the same are in existence on this date of this Guaranty; (ii) have read and understand this Guaranty and the Purchase and the Related Agreements, as the same are in existence on the date of this Guaranty; and (iii) has had the opportunity to consult with legal counsel before signing this Guaranty.

This Guaranty shall be governed by and construed in accordance with the laws of the State of Iowa, but without regard to provisions thereof relating to choice of law or conflicts of law. Guarantor agrees that it may be joined as a party to any arbitration proceeding instituted pursuant to the Purchase Agreement and that judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

This Guaranty is binding upon Guarantor and Guarantor's successors and assigns, and inures to the benefit of and is enforceable by Sellers and Sellers' respective successors and assigns. This Guaranty is not assignable by Guarantor. Sellers may assign this Guaranty, in whole or in part, at any time without any notice to, and without the consent or approval of, Guarantor. Words and phrases in this Guaranty shall be construed as in the singular or plural number, and as masculine, feminine or neuter gender according to the context. The word "person" as used in this Guaranty includes natural persons and all forms of entities. No waiver, amendment or modification of this Guaranty shall be effective or valid unless made in a writing executed by Guarantor and Sellers. No failure or delay by Sellers in exercising any right, power or remedy shall operate as a waiver thereof. This Guaranty shall not be construed more strongly against Sellers. If any term of this Guaranty is invalid, illegal or unenforceable, the term shall be deemed to be amended to the extent necessary to be valid, legal and enforceable, and all of the remaining terms shall in all events continue to be valid and enforceable. This Guaranty, the Purchase Agreement and the Related Agreements constitute the entire agreement among Guarantor and Sellers pertaining to the subject matters of this Guaranty and supersede all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of Guarantor and Sellers in connection with the subject matters of this Guaranty.

EXCEPT FOR THE WARRANTIES EXPRESSLY SET FORTH IN THIS GUARANTY, GUARANTOR

MAKES NO EXPRESS WARRANTIES WHATSOEVER, AND GUARANTY HEREBY EXCLUDES AND DISCLAIMS IN ENTIRETY ALL IMPLIED WARRANTIES WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT, WITH RESPECT TO THE AGREEMENT, THIS GUARANTY, OR ANY OTHER MATTER WHATSOEVER. Notwithstanding any provision of this Agreement to the contrary, Guarantor shall not be liable to Bethel, RPMA, or any other person for any consequential, incidental, indirect, special, or exemplary damages of Bethel, RPMA, or such other person directly or indirectly relating to the breach or alleged breach of any representation, warranty, covenant, or agreement in this Agreement, the Guaranty, or related hereto.

Dated as of June 29, 2009.

MGE ENERGY, INC.

By

___________________________

Name:

Title:

EXHIBIT F

Form of Opinion of Buyer's and MGEE's Counsel

ACKNOWLEDGEMENT OF CLOSING DATE

MAGAEL, LLC or its assigns ("Buyer"), Wellsburg Wind Energy, LLC ("Seller"), and Renewable Power Markets Access, Inc. ("RPMA") entered into an Asset Purchase Agreement, dated June 29, 2009 (the "Agreement"). Buyer, Seller, and RPMA hereby acknowledge and agree that the Closing Date specified in Section 3.1 of the Agreement is December 31, 2012.

MAGAEL, LLC

10-19-09
Date

By [signature]
Name: Jeff C. Newman
Title: TREASURER and SECRETARY

Oct 14, 2009
Date

By [signature]
Stephen F. Dryden, Manager

RENEWABLE POWER MARKETS ACCESS, INC.

Oct 14, 2009
Date

By [signature]
Stephen F. Dryden, President